                                                                       Exhibit 2


                                                                [Execution Copy]


================================================================================




                            ASSET PURCHASE AGREEMENT


                                 By and between


                               AGERE SYSTEMS INC.


                                    As Seller



                                       And



                          TRIQUINT SEMICONDUCTOR, INC.


                                    As Buyer





                          Dated as of October 21, 2002




================================================================================


                            Agere Systems Proprietary

                                TABLE OF CONTENTS

                                                                                  Page
1.   Definitions...................................................................2
     1.1      Defined Terms........................................................2
     1.2      Additional Defined Terms.............................................9
     1.3      Other Definitional and Interpretive Matters..........................10

2.   Purchase and Sale of the Optoelectronics Business.............................11
     2.1      Purchase and Sale of Assets..........................................11
     2.2      Excluded Assets......................................................12
     2.3      Purchase Price.......................................................14
     2.4      Assumed Liabilities..................................................14
     2.5      Excluded Liabilities.................................................15
     2.6      Further Assurances; Further Conveyances and Assumptions;
              Consent of Third Parties.............................................15
     2.7      Proprietary Information..............................................17
     2.8      Bulk Sales Law.......................................................17
     2.9      Taxes................................................................17
     2.10     Buyer Designee.......................................................18

3.   Representations and Warranties of Seller......................................18
     3.1      Organization and Qualification; Subsidiaries.........................18
     3.2      Authorization........................................................19
     3.3      Binding Effect.......................................................19
     3.4      Non-Contravention; Consents..........................................19
     3.5      Title to Property; Principal Equipment; Sufficiency of Assets........20
     3.6      Permits; Licenses....................................................21
     3.7      Real Estate; Environmental Matters...................................21
     3.8      Compliance With Laws.................................................23
     3.9      Litigation...........................................................23
     3.10     Business Employees...................................................23
     3.11     Contracts............................................................24
     3.12     Revenues; Financial Information; Absence of Certain Changes..........25
     3.13     Intellectual Property................................................26
     3.14     Product Liability and Recalls........................................28
     3.15     Product Warranty.....................................................29
     3.16     Inventory............................................................29
     3.17     Customer and Suppliers...............................................29
     3.18     Restrictions on the Business.........................................29
     3.19     Brokers..............................................................30
     3.20     Taxes................................................................30
     3.21     Product Development..................................................30

                            Agere Systems Proprietary

     3.22     No Other Representations or Warranties...............................31

4.   Representations and Warranties of Buyer.......................................31
     4.1      Organization and Qualification.......................................31
     4.2      Authorization; Binding Effect........................................31
     4.3      Non-Contravention; Consents..........................................32
     4.4      Brokers..............................................................33
     4.5      No Inducement or Reliance; Independent Assessment....................33
     4.6      Sufficiency of Funds.................................................33
     4.7      No Other Representations or Warranties...............................34

5.   Certain Covenants.............................................................34
     5.1      Access and Information...............................................34
     5.2      Conduct of the Optoelectronics Business..............................35
     5.3      Tax Reporting and Allocation of Consideration........................37
     5.4      Business Employees...................................................38
     5.5      Collateral Agreements; Leased Equipment..............................40
     5.6      Reasonable Commercial Efforts........................................40
     5.7      Contacts with Suppliers and Customers................................41
     5.8      Use of Agere Systems' Name...........................................42
     5.9      Non-Solicitation or Hiring of Transferred Employees..................43
     5.10     No Negotiation or Solicitation.......................................44
     5.11     Non-Competition......................................................44
     5.11     Future Collaborations................................................45

6.   Confidential Nature of Information............................................45
     6.1      Confidentiality Agreement............................................45
     6.2      Seller's Proprietary Information.....................................45
     6.3      Buyer's Proprietary Information......................................47
     6.4      Confidential Nature of Agreements....................................48

7.   Closing.......................................................................48
     7.1      Deliveries by Seller or the Subsidiaries.............................48
     7.2      Deliveries by Buyer or a Buyer Designee..............................49
     7.3      Closing Date.........................................................49
     7.4      Contemporaneous Effectiveness........................................49

8.   Conditions Precedent to Closing...............................................50
     8.1      General Conditions...................................................50
     8.2      Conditions Precedent to Buyer's Obligations..........................51
     8.3      Conditions Precedent to Seller's Obligations.........................52
     8.4      Conditions Precedent to Real Estate Closing..........................52

9.   Status of Agreements..........................................................53
     9.1      Effect of Breach.....................................................53
     9.2      Survival of Representations and Warranties...........................53

                            Agere Systems Proprietary

     9.3      General Agreement to Indemnify.......................................53
     9.4      General Procedures for Indemnification...............................55

10.  Miscellaneous Provisions......................................................56
     10.1     Notices..............................................................57
     10.2     Expenses.............................................................57
     10.3     Entire Agreement; Modification.......................................58
     10.4     Assignment; Binding Effect; Severability.............................58
     10.5     Governing Law........................................................58
     10.6     Consent to Jurisdiction..............................................58
     10.7     Waiver of Jury Trial.................................................59
     10.8     Execution in Counterparts............................................59
     10.9     Public Announcement..................................................59
     10.10    No Third-Party Beneficiaries.........................................60

11.  Termination and Waiver........................................................60
     11.1     Termination..........................................................60
     11.2     Effect of Termination................................................61
     11.3     Waiver of Agreement..................................................61
     11.4     Amendment of Agreement...............................................61

                            Agere Systems Proprietary

Schedules

Schedule 1.1(a)   Business Employees
Schedule 1.1(b)   Leased Equipment
Schedule 2.1(i)   Licenses
Schedule 2.2(e)   Excluded Contracts
Schedule 2.3      Principal Equipment - Moving Procedures
Schedule 3.2      Subsidiaries
Schedule 3.4(b)   Required Consents
Schedule 3.6      Governmental Permits
Schedule 3.7(a)   Leased Premises; Assumed Leases
Schedule 3.7(b)   Transferred Premises
Schedule 3.7(d)   Environmental Matters
Schedule 3.8      Compliance with Laws
Schedule 3.9      Litigation
Schedule 3.10(a)  Labor Agreement - Mexico
Schedule 3.10(b)  Benefit Plans
Schedule 3.11     Material Contracts
Schedule 3.12(a)  Revenues
Schedule 3.12(b)  Financial Information
Schedule 3.12(c)  Absence of Certain Changes
Schedule 3.13(b)  Intellectual Property
Schedule 3.14(b)  Product Claims
Schedule 3.15     Product Warranty
Schedule 3.17     Customers and Suppliers
Schedule 5.2.     Exceptions to Seller's Conduct of Optoelectronics Business
Schedule 5.4(b)   Tuition and Relocation Benefits; International Assignees
Schedule 5.4(c)   Severance Benefits
Schedule 8.2(d)   Designated Consents

Exhibits

Exhibit A         Form of Assignment and Bill of Sale and Assumption Agreement
Exhibit B         Form of Intellectual Property Agreement
Exhibit C         Form of Lease Assignment
Exhibit D         Form of Sublease
Exhibit E         Form of Supply Agreement
Exhibit F         Form of Transition Services Agreement

                            Agere Systems Proprietary

                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of October [21], 2002 by and between AGERE SYSTEMS INC., a Delaware corporation ("Seller" or "Agere"), with offices at 1110 American Parkway NE, Allentown, PA 18109 and TRIQUINT SEMICONDUCTOR, INC., a Delaware corporation ("Buyer"), with offices at 2300 NE Brookwood Parkway, Hillsboro, OR 97124.

                                 R E C I T A L S

     A. WHEREAS, Seller and the Subsidiaries (as hereinafter defined) are, among other things, engaged through a unit of its Infrastructure Systems Group in the Optoelectronics Business (as hereinafter defined);

     B. WHEREAS, the Optoelectronics Business is comprised of certain assets and liabilities that are currently owned by Seller or a Subsidiary or in respect of which Seller or a Subsidiary is currently obligated, as the case may be;

     C. WHEREAS, Seller and the Subsidiaries desire to sell, transfer and assign to Buyer or a Buyer Designee (as hereinafter defined), and Buyer or a Buyer Designee desires to purchase from Seller and the Subsidiaries, the Purchased Assets (as hereinafter defined), and Buyer or a Buyer Designee is willing to assume, the Assumed Liabilities (as hereinafter defined), in each case as more fully described and upon the terms and subject to the conditions set forth herein; and

     D. WHEREAS, Seller and/or one or more of the Subsidiaries and Buyer or a Buyer Designee desire to enter into each Assignment and Bill of Sale and Assumption Agreement, the Intellectual Property Agreement, each Lease Assignment, the Real Estate Deed, each Sublease, the Supply Agreement and the Transition Services Agreement (each as hereinafter defined and collectively, the "Collateral Agreements").


                            Agere Systems Proprietary

     NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.   Definitions

     1.1 Defined Terms

     For the purposes of this Agreement the following words and phrases shall have the following meanings:

     "Affiliate" of any Person means any Person that controls, is controlled by, or is under common control with such Person. As used herein, the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or other interests, by contract or otherwise.

     "Assignment and Bill of Sale and Assumption Agreement" means each agreement in substantially the form set forth as Exhibit A.

     "Assumed Leases" means the Leases identified on Schedule 3.7(a) to be assumed by the Buyer pursuant to a Lease Assignment or Sublease.

     "Benefit Plan" means, in respect of any Business Employee, each Pension Plan, Welfare Plan and employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock option, stock purchase, phantom stock, performance, retirement, thrift, savings, stock bonus, excess benefit, supplemental unemployment, paid time off, perquisite, fringe benefit, vacation, sick leave, severance, disability, death benefit, hospitalization, medical, dental, life insurance, welfare benefit or other plan, program or arrangement, in each case maintained or contributed to, or required to be maintained or contributed to, by Seller or its Affiliates.

     "Business Day" means a day that is not a Saturday, a Sunday or a statutory or civic holiday in the State of New York or any other day on which banking institutions are not required by law to be closed in the State of New York.

     "Business Employees" means the employees of Seller or the Subsidiaries employed in the Optoelectronics Business and identified on Schedule 1.1(a).

     "Business Records" means all books, records, ledgers, tangible data, disks, tapes, and other media-storing data and files or other similar information whether in hardcopy or computer format and whether stored in network facilities or otherwise, in each case to the

                            Agere Systems Proprietary
extent used or held for use primarily in the operation or conduct of the Optoelectronics Business, including engineering information, manuals and data, including databases for reference designs), product datasheets, sales and purchase correspondence, price lists, lists of present and former customers, information concerning customer contacts, purchasing history, technical characteristics and other information reasonably required for ongoing customer relationships, lists of present and former suppliers or vendors, mailing lists, warranty information, catalogs, sales promotion literature, advertising materials, brochures, bids, records of operation, accounting and financial records, personnel and employment records, standard forms of documents, manuals of operations or business procedures, designs, research materials and product testing reports, and any information relating to any Tax imposed on any Purchased Assets, but excluding any such items to the extent (i) they are included in, or primarily related to, the Excluded Assets or Excluded Liabilities or (ii) any applicable Law prohibits their transfer.

     "Buyer Designee" means one or more Affiliates of Buyer identified to Seller in accordance with Section 2.10 prior to the Closing Date.

     "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. 'SS''SS' 9601 et seq. as amended.

     "Closing" means the closing of the transactions described in Article 7.

     "Closing Date" means the date of the Closing as determined pursuant to
Section 7.3.

     "Code" means the U.S. Internal Revenue Code of 1986, as amended.

     "Confidentiality Agreement" means the agreement between Seller and Buyer dated September 16, 2002.

     "Contracts" means all Third-Party contracts, agreements, leases, subleases, supply contracts, commitments, purchase orders, sales orders and instruments used or held for use primarily in the operation or conduct of the Optoelectronics Business, that will be in effect on the Closing Date and to which Seller or a Subsidiary is a party, including, without limitation, any such contracts, agreements, leases, subleases, supply contracts, commitments, purchase orders, sales orders and instruments (i) for the lease of machinery, equipment, motor vehicles, furniture or office equipment, (ii) for the provision of goods or services to the Optoelectronics Business, (iii) for the sale by the Optoelectronics Business of goods or performance by the Optoelectronics Business of services, (iv) for the sale and distribution of the products of the Optoelectronics Business, and (v) any such contracts, agreements, leases, subleases, supply contracts, commitments, purchase orders, sales orders and instruments referred to in clauses (i) - (iv), inclusive, entered into between the date hereof and the Closing Date by Seller or any Subsidiary in the ordinary course of business consistent with past practice and outstanding as of the Closing Date, but not the Excluded Contracts.

                            Agere Systems Proprietary

     "Counsel for Buyer" means Ater Wynne LLP.

     "Counsel for Seller" means a Vice President - Law of Seller.

     "Encumbrance" means any lien, claim, charge, encumbrance, security interest, mortgage, pledge, easement, capital lease, conditional sale or other title retention agreement, covenant, licenses, adverse claims of ownership or use, or other similar restriction or Third Party right affecting the Purchased Assets, but shall not include Permitted Encumbrances.

     "Environmental Law" means any Law that governs the existence of or provides a remedy for release of Hazardous Substances, the protection of persons, natural resources or the environment, the management of Hazardous Substances, or other activities involving Hazardous Substances including, without limitation, under CERCLA, the Hazardous Materials Transportation Act, 49 U.S.C. 'SS' 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 'SS' 6901 et seq., the Clean Water Act, 33 U.S.C. Section 'SS' 1251 et seq., the Clean Air Act, 42 U.S.C. 'SS' 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 'SS' 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. 'SS' 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. 'SS' 651 et seq., or any other similar Law, as any such law has been amended or supplemented, and the regulations promulgated pursuant thereto.

     "Environmental Liabilities" means any and all liabilities arising in connection with or in any way relating to Seller or a Subsidiary (or any predecessor of Seller or a Subsidiary or any prior owner of all or part of its business and assets), any property now or previously owned, leased or operated by such Seller or a Subsidiary, the Optoelectronics Business (as currently or previously conducted), or the Purchased Assets which (i) arise under or relate to any Environmental Laws and (ii) relate to actions occurring or conditions existing on or before the Closing Date.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excluded Contracts" means those Contracts (i) identified in Schedule 2.2(e), (ii) under which performance by Seller or an Affiliate of Seller has been completed and for which there is no remaining warranty, maintenance or support obligation, (iii) that constitute a General Purchase Agreement, (iv) under which performance by the counterparty has been completed and for which there is no remaining payment obligation of such party, (v) that primarily relate to Excluded Assets or Excluded Liabilities, or (vi) except as specifically provided in Section 2.4(a), any contract, whether express or implied, between Seller and any of its employees, including, without limitation, any United States collective bargaining agreement.

     "Excluded Taxes" means any liability, obligation or commitment, whether or not accrued, assessed or currently due and payable, for any Taxes relating to, pertaining to, or

                            Agere Systems Proprietary
arising out of, the Optoelectronics Business or the Purchased Assets for any Pre-Closing Tax Period.

     "Fixtures and Supplies" means all furniture, furnishings and other tangible personal property related to office operations owned by Seller or a Subsidiary and used or held for use primarily in the operation or conduct of the Optoelectronics Business and located in Breinigsville, PA and Matamoros, Mexico, including, without limitation, desks, tables, chairs, file cabinets and other storage devices and office supplies and any additions, improvements, replacements and alterations thereto between the date hereof and the Closing Date and all warranties and guarantees, if any, express or implied with respect to the foregoing, but excluding any such items that primarily relate to Excluded Assets or Excluded Liabilities.

     "GAAP" means U.S. generally accepted accounting principles.

     "General Purchase Agreements" means Third-Party supply contracts or other agreements between Seller or an Affiliate of Seller and a Third Party pursuant to which Seller or an Affiliate purchases or sells products or services from or to such Third-Party primarily for one or more of Seller's or such Affiliate's businesses and not used or held for use primarily in the operation or conduct of the Optoelectronics Business.

     "Governmental Body" means any legislative, executive or judicial unit of any governmental entity (foreign, federal, state or local) or any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof.

     "Governmental Permits" means all governmental permits and licenses, certificates of inspection, approvals or other authorizations identified on
Schedule 3.6 issued to Seller or a Subsidiary by a Governmental Body with respect to the Optoelectronics Business and necessary for the operation or conduct of the Optoelectronics Business as currently conducted under applicable Laws.

     "Hazardous Substance" means (i) any hazardous, toxic or dangerous waste, substance or material defined as such pursuant to any Environmental Law, (ii) asbestos or PCBs and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Body pursuant to any Environmental Law.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Intellectual Property Agreement" means the agreement in substantially the form set forth as Exhibit B.

     "Inventory" means all inventory, wherever located, including raw materials, work in process, recyclable materials, finished products, inventoriable supplies, and parts and non-capital spare parts owned by Seller or a Subsidiary and used or held for use primarily in the

                            Agere Systems Proprietary
operation or conduct of the Optoelectronics Business, and any rights of Seller or a Subsidiary to the warranties received from suppliers and any related claims, credits, rights of recovery and setoff with respect to such Inventory, but only to the extent such rights are assignable.

     "IRS" means the U.S. Internal Revenue Service.

     "Law" means any national, federal, state, provincial or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree of any country.

     "Lease" means the lease for any of the Leased Premises.

     "Lease Assignment" means each assignment agreement with respect to a Lease in substantially the form set forth as Exhibit C.

     "Leased Equipment" means the vehicles, computers, servers, machinery and equipment and other similar items identified on Schedule 1.1(b) leased and used or held for use by Seller or a Subsidiary primarily in the operation or conduct of the Optoelectronics Business but shall not include any such items that are Excluded Assets or Excluded Liabilities.

     "Leased Premises" means the real property that is leased by Seller or a Subsidiary from Third Parties and used by Seller or a Subsidiary primarily in the conduct of the Optoelectronics Business as identified on Schedule 3.7(a).

     "Licenses" means all licenses, agreements and other arrangements identified on Schedule 2.1(i), concerning any Proprietary Information to which Seller or a Subsidiary is a party to the extent used or held for use primarily in the operation or conduct of the Optoelectronics Business but not (i) the Nonassignable Licenses, (ii) generally available shrink-wrap software licenses, or (iii) any such items primarily related to Excluded Assets or Excluded Liabilities.

     "Nonassignable Licenses" means those Licenses of Proprietary Information under which Seller or an Affiliate of Seller is the licensee that are (i) not by their terms assignable to Buyer or (ii) related to other businesses of Seller or an Affiliate of Seller and not used or held for use primarily in the operation or conduct of the Optoelectronics Business.

     "Optoelectronics Business" means the worldwide design, engineering, manufacturing, marketing, sale and distribution of optoelectronics components consisting of the following businesses of Seller: sources, transmitters and receivers, transponder and transceiver, Lithium Niobate, optical amplifiers, Undersea Pump Lasers, Thin Film Filters, Silica Waveguide and MEMs, as carried on by Seller or a Subsidiary as of the date hereof, but excluding (i) Agere's integrated circuit manufacturing facilities and any assets related to Agere's integrated circuit products, (ii) the CATV+ business as currently conducted in Seller's Irwindale, CA and Alhambra, CA facilities, and (iii) any assembly and test, billing,

                            Agere Systems Proprietary
order entry, fulfillment, accounting, collections, sales and other centralized or administrative activities that are currently provided by centralized functional organizations within, or controlled by, Agere, in the case of clauses
(i), (ii) and (iii) that are not being transferred hereunder. For the avoidance of doubt, the parties agree that while the CATV+ assets, liabilities and operations are not part of the Purchased Assets purchased or assumed by Buyer hereunder, the right to conduct those portions of the CATV+ business related to digital products/sources and receivers currently in development in California are deemed part of the "Optoelectronics Business."

     "Pension Plan" means each "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA).

     "Permitted Encumbrances" means any (i) statutory lien for Taxes, assessments and other governmental charges or liens of carriers, landlords, warehouseman, mechanics and material men incurred in the ordinary course of business, which are in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings and for which appropriate reserves (if required) are being maintained in accordance with GAAP, (ii) liens incurred or deposits made in the ordinary course of the Optoelectronics Business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds and similar obligations, (iii) licenses granted by Seller or an Affiliate of Seller in connection with sales of products in the ordinary course of the Optoelectronics Business and (iv) any Encumbrance or minor imperfection in title or minor encroachments, if any, that, individually or in the aggregate, are not material in amount, do not materially interfere with the conduct of the Optoelectronics Business or with the use of the Purchased Assets or do not materially affect the value of the Purchased Assets or the Optoelectronics Business.

     "Person" means any individual, corporation, partnership, firm, association, joint venture, joint stock company, trust, unincorporated organization or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

     "Post-Closing Tax Period" means any Tax period beginning after the Closing Date, and, in the case of any Straddle Period, the portion of such Straddle Period beginning the day after the Closing Date.

     "Pre-Closing Tax Period" means any Tax period ending on or before the Closing Date and, in the case of any Straddle Period, the portion of such Straddle Period ending on the Closing Date.

     "Premises" means the Leased Premises and the Transferred Premises.

     "Principal Equipment" means all computers, servers, machinery, equipment (including any related spare parts, dies, molds, tools, and tooling) and other items used or held for use

                            Agere Systems Proprietary
by Seller or a Subsidiary primarily in the operation or conduct of the Optoelectronics Business but not the Leased Equipment or any such items primarily related to Excluded Assets or Excluded Liabilities. Principal Equipment includes rights to the warranties received from the manufacturers and distributors of such items and to any related claims, credits, rights of recovery and setoff with respect to such items, but only to the extent such rights are assignable. The final determination of applicable Principal Equipment shall be subject to the moving procedures set forth in Schedule 2.3.

     "Proprietary Information" means all intellectual property and other information (whether or not protectable by patent, copyright, mask works or trade secret rights), (i) including, but not limited to, works of authorship in any and all media, inventions, discoveries, improvements, patentable subject matter, patents, patent applications, industrial models, industrial designs, trade secrets, trade secret rights, software, works, copyrightable subject matters, copyright rights and registrations, mask works, know-how and show-how, trademarks, trade names, service marks, emblems, logos, insignia and related marks, the goodwill of any business symbolized thereby and all common law rights related thereto, specifications, technical manuals and data, databases, libraries, blueprints, drawings, designs, techniques, proprietary processes, product information, business plans and development work-in-process; (ii) all registrations and applications for the foregoing; and (iii) all rights to obtain renewals, extensions continuations, continuations-in-part, re-issues, divisions or similar legal protections related thereto.

     "Real Estate Deed" means a standard form special warranty deed with respect to the Transferred Premises, subject only to the Permitted Encumbrances.

     "Return" means any return, declaration, report, statement, and any other document required to be filed in respect of any Tax, including any amendment thereto.

     "Seller Material Adverse Effect" means any condition or event that has a material and adverse effect upon the (i) assets, business, financial condition or results of operations of the Optoelectronics Business taken as a whole, or
(ii) ability of Seller and its Affiliates to consummate the transactions contemplated by this Agreement or any Collateral Agreement, other than any condition or event (a) resulting from conditions in the United States or foreign economies or securities markets in general or from a war or similar action, (b) resulting from conditions in the optoelectronics industry in general and not specific to the Optoelectronics Business, (c) resulting from the transactions contemplated by this Agreement or any Collateral Agreement, or (d) arising out of or resulting from actions of Buyer or a Buyer Designee in connection with this Agreement.

     "Straddle Period" means any Tax period that begins on or before and ends after the Closing Date.

     "Sublease" means the agreement in substantially the form set forth as Exhibit D.

     "Subsidiaries" means the entities listed on Schedule 3.2.

                            Agere Systems Proprietary

     "Supply Agreement" means the agreement in substantially the form set forth as Exhibit E.

     "Taxes" means all taxes of any kind, and all charges, fees, customs, levies, duties, imposts, required deposits or other assessments, including, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding, payroll, employment, social security, worker's compensation, unemployment, occupation, capital stock, ad valorem, value added, transfer, gains, profits, net worth, asset, transaction, and other taxes, and any interest, penalties or additions to tax with respect thereto, imposed upon any Person by any taxing authority or other Governmental Body under applicable Law.

     "Third Party" means any Person not an Affiliate of the other referenced Person or Persons.

     "Transferred Premises" means the real property identified on Schedule
3.7(b).

     "Transition Services Agreement" means the agreement in substantially the form set forth as Exhibit F.

     "Welfare Plan" means each "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

     1.2 Additional Defined Terms

     For purposes of this Agreement, the following terms shall have the meanings specified in the Sections indicated below:

      Term                                         Section

     "Agere"                                       Preamble
     "Agreement"                                   Preamble
     "Asset Acquisition Statement"                 Section 5.3(b)
     "Assigned Intellectual Property"              Section 3.13(a)
     "Assumed Liabilities"                         Section 2.4
     "Antitrust Division"                          Section 5.6(b)
     "Buyer"                                       Preamble
     "Buyer Savings Plan"                          Section 5.4(e)
     "Collateral Agreements"                       Recital D
     "Excluded Assets"                             Section 2.2
     "Excluded Leased Equipment"                   Section 5.5(b)
     "Excluded Liabilities"                        Section 2.5
     "FTC"                                         Section 5.6(b)
     "Indemnified Party"                           Section 9.3(a)
     "Indemnifying Party"                          Section 9.4(a)

                            Agere Systems Proprietary

     "Licensed Intellectual Property"              Section 3.13(a)
     "Losses"                                      Section 9.3(a)
     "Lucent"                                      Section 3.13(g)
     "Material Contracts"                          Section 3.11(a)
     "Nonassignable Assets"                        Section 2.6(c)
     "Optoelectronics Intellectual Property"       Section 3.13(b)
     "Pre-Closing Tax Period"                      Section 2.9(b)
     "Post-Closing Tax Period"                     Section 2.9(b)
     "Purchase Price"                              Section 2.3
     "Purchased Assets"                            Section 2.1
     "Purchased Leased Equipment"                  Section 5.5(b)
     "Real Estate Closing"                         Section 7.3
     "Real Estate Closing Date"                    Section 7.3
     "Required Consents"                           Section 3.4(b)
     "Seller"                                      Preamble
     "Seller Name"                                 5.8(a)
     "Third-Party Claim"                           Section 9.4(a)
     "Transferred Employees"                       Section 5.4(a)
     "Warn Act"                                    Section 5.4(g)

     1.3 Other Definitional and Interpretive Matters

     Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

     (a) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the starting reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

     (b) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     (c) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     (d) Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

                            Agere Systems Proprietary

     (e) Including. The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

     (f) Reasonable Commercial Efforts. Reasonable commercial efforts means that the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require an expenditure of material funds or the incurrence of a liability on the part of the obligated party, nor does it require that the obligated party act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is or is not actually accomplished is no indication that the obligated party did or did not in fact utilize its reasonable commercial efforts in attempting to accomplish the objective.

     (g) Schedules and Exhibits. The Schedules and Exhibits attached to this Agreement shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed by either party on any one Schedule with respect to any representation, warranty or covenant of such party shall be deemed disclosed for purposes of all other representations, warranties or covenants of such party to the extent that it is reasonably apparent from such disclosure that it also relates to such other representations, warranties or covenants, and to the extent any matter disclosed on any Schedule conflicts with any representation, warranty or covenant of such party contained in this Agreement, and to the extent such conflict is reasonably apparent thereto, such party shall not have any liability with respect such representation, warranty or covenant.

2.   Purchase and Sale of the Optoelectronics Business

     2.1 Purchase and Sale of Assets

     Upon the terms and subject to the conditions of this Agreement and in reliance on the representations and warranties contained herein, on the Closing Date, Seller shall, or shall cause one or more of the Subsidiaries, as appropriate, to, grant, bargain, sell, transfer, assign, convey and deliver to Buyer or one or more Buyer Designees, and Buyer or one or more Buyer Designees shall purchase, acquire and accept from Seller or the applicable Subsidiary, all of the right, title and interest in, to and under the Purchased Assets that Seller or the applicable Subsidiary owns, leases, licenses, possesses, or uses as the same shall exist on the Closing Date, wherever located, free and clear of Encumbrances. For purposes of this Agreement, the term "Purchased Assets" means all the assets, properties and rights used or held for use by Seller or the applicable Subsidiary primarily in the operation or conduct of the Optoelectronics Business, whether tangible or intangible, real, personal or mixed, set forth or described in paragraphs (a) through (n) below (except in each case for the Excluded Assets), whether or not any of such assets, properties or rights have any value for accounting

                            Agere Systems Proprietary
purposes or are carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) the Assumed Leases

     (b) the Transferred Premises;

     (c) the Principal Equipment;

     (d) the Purchased Leased Equipment;

     (e) the Fixtures and Supplies;

     (f) the Inventory;

     (g) the Assigned Intellectual Property;

     (h) the Contracts;

     (i) the Licenses;

     (j) the Business Records;

     (k) the Governmental Permits but only to the extent that such Governmental Permits are assignable or transferable to Buyer;

     (l) all rights, choses and claims of any kind relating to the Optoelectronics Business, known or unknown, accrued or contingent, against Third Parties arising out of transactions occurring after the Closing Date;

     (m) all prepaid expenses for leased and rented equipment; and

     (n) the goodwill of the Optoelectronics Business.

     2.2 Excluded Assets

     Notwithstanding anything in Section 2.1 to the contrary, it is hereby expressly acknowledged and agreed that the Purchased Assets shall not include, and neither Seller nor any Subsidiary is granting, bargaining, selling, transferring, assigning, conveying or delivering to Buyer or a Buyer Designee, and neither Buyer nor any Buyer Designee is purchasing, acquiring or accepting from Seller or any Subsidiary, any of the rights, properties or assets set forth or described in paragraphs (a) through (i) below (the rights, properties and assets expressly excluded by this Section 2.2 or otherwise excluded by the terms of Section 2.1 from the Purchased Assets being referred to herein as the "Excluded Assets"):

                            Agere Systems Proprietary

     (a) any of Seller's or any Affiliate of Seller's receivables, cash, cash equivalents, bank deposits or similar cash items or employee receivables;

     (b) any (i) confidential personnel records pertaining to any Business Employee, or (ii) other books and records that Seller or any Affiliate of Seller is required by Law to retain; provided, however, that Buyer shall have the right, to the extent permitted by Law, to make copies of any portions of such retained confidential personnel records and other books and records that relate to the Optoelectronics Business, the Purchased Assets, the Assigned Liabilities or the Transferred Employees; and (iii) any information management system of Seller or any Affiliate of Seller other than those used or held for use primarily in the operation or conduct of the Optoelectronics Business and contained within computer hardware included as a Purchased Asset pursuant to Sections 2.1(c) and (d);

     (c) any claim, right or interest of Seller or any Affiliate of Seller in or to any refund, rebate, abatement or other recovery for Taxes, together with any interest due thereon or penalty rebate arising therefrom, for any Tax period (or portion thereof) ending on or before the Closing Date;

     (d) subject to Section 5.8, any rights to, or the use of, the "Agere," or "Agere Systems" trademarks;

     (e) the Excluded Contracts, the Nonassignable Licenses and the Excluded Leased Equipment;

     (f) any insurance policies or rights of proceeds thereof;

     (g) except as specifically provided in Section 5.4, any of the assets of the Benefits Plans;

     (h) any rights, claims or causes of action of Seller or any Affiliate of Seller against Third Parties relating to the assets, properties or operations of the Optoelectronics Business of Seller or any Affiliate of Seller arising out of transactions occurring on or before the Closing Date; and

     (i) all other assets, properties, interests and rights of Seller or any Affiliate of Seller not identified in Section 2.1, including any such items and the real property related to the manufacturing operations and facilities used primarily by Seller's integrated circuits business.

                            Agere Systems Proprietary

     2.3 Purchase Price

     In consideration of the grant, bargain, sale, transfer, assignment, conveyance and delivery by Seller and the Subsidiaries of the Purchased Assets to Buyer or a Buyer Designee, and in addition to assuming the Assumed Liabilities, Buyer or a Buyer Designee shall pay to Seller at the Closing, an aggregate amount equal to FORTY MILLION and 00/100 Dollars ($40,000,000) (the "Purchase Price") in cash by wire transfer of immediately available funds to an account designated by Seller's written instructions to Buyer at least two (2) Business Days prior to Closing (subject to the holdback in an amount equal to $5,000,000 for the Real Estate Closing).

     2.4 Assumed Liabilities

     On the Closing Date, Buyer or one or more Buyer Designee shall execute and deliver to Seller each Assignment and Bill of Sale and Assumption Agreement pursuant to which Buyer or any such Buyer Designee shall accept, assume and agree to pay, perform or otherwise discharge, in accordance with the respective terms and subject to the respective conditions thereof, the Assumed Liabilities. For purposes of this Agreement, the term "Assumed Liabilities" means the liabilities and obligations set forth or described in paragraphs (a) through (f) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) the unpaid vacation, personal days and floating holidays accrued by Transferred Employees;

     (b) the liabilities and obligations arising after the Closing Date under the Assumed Leases and the transferred Contracts, Licenses and Government Permits;

     (c) with respect to the Optoelectronics Business, any product warranty liabilities arising from sales of products in the ordinary course of business on or before the Closing Date;

     (d) the Permitted Encumbrances and all other Encumbrances and other obligations related to the Purchased Assets that are specifically identified in this Agreement or the Schedules hereto;

     (e) the obligations and liabilities with respect to the Optoelectronics Business or the Purchased Assets arising from, or in connection with, the conduct of the Optoelectronics Business or the ownership of the Purchased Assets by Buyer or a Buyer Designee after the Closing Date; and

     (f) the employment-related obligations and liabilities arising as a result of the Transferred Employees' employment with Buyer or Buyer Designees after the Closing Date.

                            Agere Systems Proprietary

     2.5 Excluded Liabilities

     Neither Buyer nor any Buyer Designee shall assume or be obligated to pay, perform or otherwise assume or discharge any liabilities or obligations of Seller or any Affiliate of Seller, whether direct or indirect, known or unknown, absolute or contingent, except for the Assumed Liabilities (all of such liabilities and obligations not so assumed being referred to herein as the "Excluded Liabilities") and Seller or a Subsidiary shall pay, perform and discharge all such Excluded Liabilities. For the avoidance of doubt, the parties agree that the Excluded Liabilities include, but are not limited to, any and all liabilities or obligations set forth or described in paragraphs (a) through (g) below, whether or not any such liability or obligation has a value for accounting purposes or is carried or reflected on or specifically referred to in Seller's or the applicable Subsidiary's financial statements:

     (a) any Excluded Taxes;

     (b) any Environmental Liabilities;

     (c) any and all liabilities or obligations arising out of or related to any Excluded Asset;

     (d) except as identified in Section 2.4(a), any and all liabilities or obligations relating to or in connection with (i) the employment and any termination of such employment by Seller of any employee or former employee of Seller on or before the Closing Date; and/or (ii) any employee's or former employee's or his/her dependents' rights or obligations under any fringe benefit of employment with Seller, including any Benefit Plan of Seller or an Affiliate of Seller;

     (e) any and all liabilities or obligations in connection with, or relating to, any actions, suits, claims or proceedings against Seller or any Subsidiary which arise or accrue on or before the Closing Date;

     (f) Any benefit liabilities relating to or arising in connection with
Section 4980B of the Code (COBRA) to provide continuation of health care coverage to employees or former employees of Seller or their dependents arising from a qualifying event occurring on or before the Closing Date; and

     (g) Any liabilities of the Benefit Plans.

     2.6 Further Assurances; Further Conveyances and Assumptions; Consent of Third Parties

     (a) From time to time following the Closing, Seller shall, or shall cause its Affiliates to, make available to Buyer or a Buyer Designee such non-confidential data and

                            Agere Systems Proprietary
information in personnel records of Transferred Employees as is reasonably necessary for Buyer to integrate such employees into Buyer's or a Buyer Designee's workforce.

     (b) From time to time following the Closing, Seller and Buyer shall, and shall cause their respective Affiliates to, execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be necessary or appropriate to assure fully to Buyer and its Affiliates and each of their respective successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyer or a Buyer Designee under this Agreement and the Collateral Agreements and to assure fully to Seller and its Affiliates and each of their respective successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyer or a Buyer Designee under this Agreement and the Collateral Agreements, and to otherwise make effective the transactions contemplated hereby and thereby (including (i) transferring back to Seller or a Subsidiary any asset or liability not contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which asset or liability was transferred to Buyer or a Buyer Designee at the Closing and (ii) transferring to Buyer or a Buyer Designee any asset or liability contemplated by this Agreement to be a Purchased Asset or an Assumed Liability, respectively, which was not transferred to Buyer or a Buyer Designee at the Closing).

     (c) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Lease, License, Governmental Permit, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a Third Party or a Governmental Body or is cancelable by a Third Party in the event of an assignment ("Nonassignable Assets") unless and until such consent shall have been obtained. Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate with Seller and Buyer, as the case may be, in endeavoring to obtain such consents promptly. To the extent permitted by applicable Law, in the event consents to the assignment thereof cannot be obtained, Seller and Buyer shall, and shall cause their respective Affiliates to, cooperate in a mutually agreeable arrangement under which (i) Buyer or a Buyer Designee would obtain the benefits and assume the obligations under such Nonassignable Assets in accordance with this Agreement including by sub-contracting, sub-licensing, or sub-leasing to Buyer or a Buyer Designee, or (ii) such Nonassignable Assets would be held, as of and from the Closing Date, by Seller or the applicable Subsidiary in trust for Buyer or a Buyer Designee and the covenants and obligations thereunder would be performed by Buyer or a Buyer Designee in Seller's or such Subsidiary's name and all benefits and obligations existing thereunder would be for Buyer's or the applicable Buyer Designee's account. Seller shall, and shall cause its Affiliates to, also take or cause to be taken at Buyer's or a Buyer Designee's expense such actions in its name or otherwise as Buyer may reasonably request so as to provide Buyer or the applicable Buyer Designee with the benefits of the Nonassignable Assets and to effect collection of money or other consideration that becomes due and payable under the Nonassignable Assets, and Seller or the applicable Subsidiary shall promptly pay

                            Agere Systems Proprietary
over to Buyer the applicable Buyer Designee all money or other consideration received by it in respect to all Nonassignable Assets.

     (d) Buyer and Seller shall, and shall cause their respective Affiliates to, use their respective reasonable commercial efforts to obtain, or to cause to be obtained, any consent, substitution, approval, or amendment required to transfer all obligations under any and all Contracts, Leases, Licenses, Governmental Permits, certificates, approvals, authorizations or other rights or obligations or liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Buyer and its Affiliates shall be solely responsible for such Assumed Liabilities.

     (e) As of and from the Closing Date, Seller on behalf of itself and its Affiliates authorizes Buyer, to the extent permitted by applicable Law and the terms of the Nonassignable Assets, at Buyer's expense, to perform all the obligations and receive all the benefits of Seller or its Affiliates under the Nonassignable Assets and appoints Buyer its attorney-in-fact to act in its name on its behalf or in the name of the applicable Affiliate of Seller and on such Affiliate's behalf with respect thereto.

     (f) Notwithstanding anything in this Agreement to the contrary, unless and until any consent or approval with respect to any Nonassignable Asset is obtained, such Nonassignable Asset shall not constitute a Purchased Asset and any associated liability shall not constitute an Assumed Liability for any purpose under this Agreement.

     2.7 Proprietary Information

     Unless expressly set forth in this Agreement, the Intellectual Property Agreement or in any Collateral Agreement, no title, right or license of any kind is granted to Buyer pursuant to this Agreement with respect to Proprietary Information of Seller or any Affiliate of Seller, either directly or indirectly, by implication, by estoppel or otherwise.

     2.8 Bulk Sales Law

     Buyer hereby waives compliance by Seller and any Subsidiary with the requirements and provisions of any "bulk-transfer" Laws of any jurisdiction, including Article 6 of the Pennsylvania Uniform Commercial Code, that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer or a Buyer Designee.

     2.9 Taxes

     (a) All (i) recording and filing fees and (ii) transfer, documentary, sales, use, stamp, registration, value added and other such Taxes incurred in connection with the transactions contemplated by this Agreement shall be paid by the party prescribed by applicable Law as primarily liable.

                            Agere Systems Proprietary

     (b) All real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to the Purchased Assets for a Straddle Period shall be apportioned between Seller and Buyer based on the number of days of such Straddle Period, and Seller shall be liable for the proportionate amount of such Taxes that is attributable to the Pre-Closing Tax Period within such Straddle Period, and Buyer shall be liable for the proportionate amount of such Taxes that is attributable to the Post-Closing Tax Period within such Straddle Period. Any refund, rebate, abatement or other recovery of such Taxes attributable to the Pre-Closing Tax Period shall be for the account of the Seller, and any refund, rebate, abatement or other recovery of such Taxes attributable to the Post-Closing Tax Period shall be for the account of the Buyer.

     2.10 Buyer Designee

     The parties agree that Buyer may assign the right to purchase certain of the Purchased Assets to one or more Buyer Designees or that one or more Buyer Designees may enter into a Collateral Agreement. Notwithstanding any such assignment or execution of a Collateral Agreement by a Buyer Designee, Buyer shall remain liable for, and any such assignment or execution shall not relieve Buyer of, its obligations hereunder or thereunder. Any reference to Buyer in this Agreement shall to the extent applicable also be deemed a reference to the applicable Buyer Designee, except where in context of this Agreement such use would not be appropriate.

3.   Representations and Warranties of Seller

     Except as set forth in Schedules attached hereto and delivered by Seller to Buyer prior to the execution of this Agreement, Seller represents and warrants to Buyer that:

     3.1 Organization and Qualification; Subsidiaries

     (a) Seller is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and authority to carry on the Optoelectronics Business as currently conducted by it and to own or lease and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of the Purchased Assets or the operation or conduct of the Optoelectronics Business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     (b) Schedule 3.2 sets forth a list of each Subsidiary of Seller that has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability, together with its jurisdiction of organization. Except as set forth on Schedule 3.2, each entity is duly organized, validly existing and in good standing (in any jurisdiction that recognizes such concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate the

                            Agere Systems Proprietary

Purchased Assets owned by it and to carry on its portion of the Optoelectronics Business as presently conducted and is duly qualified to do business and is in good standing as a foreign corporation or other entity (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its business requires such qualification, except for failures to be so duly organized, validly existing, qualified or in good standing that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. The Subsidiaries listed on Schedule 3.2 are the only Affiliates of Seller that have title to any Purchased Asset or any obligation that is an Assumed Liability, in each case related to the Optoelectronics Business as currently conducted.

     3.2 Authorization

     (a) Seller has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party and to effect the transactions contemplated hereby and thereby, and the execution, delivery and performance of this Agreement and the Collateral Agreements to which it will be a party has been duly authorized by all requisite corporate action.

     (b) Each Subsidiary that has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability has all requisite corporate power and authority to execute and deliver the Collateral Agreements to which it will be a party and to effect the transactions contemplated thereby and has duly authorized the execution, delivery and performance of the Collateral Agreements to which it will be a party by all requisite corporate action.

     3.3 Binding Effect

     This Agreement has been duly executed and delivered by Seller and this Agreement is, and the Collateral Agreements to which Seller and each Subsidiary, which has title to any asset reasonably expected to be a Purchased Asset or an obligation reasonably expected to be an Assumed Liability, will be a party when duly executed and delivered by Seller or such Subsidiary will be, valid and legally binding obligations of Seller or such Subsidiary, enforceable against Seller or such Subsidiary, as applicable, in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

     3.4 Non-Contravention; Consents

     (a) Assuming that all Required Consents have been made, the execution, delivery and performance of this Agreement by Seller and the Collateral Agreements by Seller or any Subsidiary that is a party thereto and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of, or conflict with,

                            Agere Systems Proprietary
any provision of Seller's or the applicable Subsidiary's charter, by-laws or similar organizational document, (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, license, permit, instrument, order, judgment, decree or other arrangement or commitment to which Seller or the applicable Subsidiary is a party or by which it is bound and which relates to the Optoelectronics Business or the Purchased Assets, or (iii) violate any order, judgment, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Seller, a Subsidiary, the Optoelectronics Business or the Purchased Assets, other than in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Seller or a Subsidiary in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby by Seller or a Subsidiary, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) consents or approvals of Third Parties that are required to transfer or assign to Buyer or a Buyer Designee any Purchased Assets or assign the benefits of or delegate performance with regard thereto in any material respect, which are set forth in Schedule 3.4(b) (items (i) and (ii) being referred to herein as the "Required Consents") and (iii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     3.5 Title to Property; Principal Equipment; Sufficiency of Assets

     (a) Seller or a Subsidiary has and at the Closing will have good and valid title in and to, or a valid and binding leasehold interest or license in, all real and personal tangible Purchased Assets free and clear of any Encumbrance.

     (b) Each material, tangible Purchased Asset is in good operating condition, suitable for the purposes for which it is currently being used, but is otherwise being transferred on a "where is" and, as to condition, "as is" basis.

     (c) Except for (i) the assets that will be used in connection with providing services under the Transition Services Agreement, (ii) the assets and Business Employees not transferred to Buyer or a Buyer Designee at Buyer's request and (iii) the Excluded Assets, the Purchased Assets and the Transferred Employees and the rights to be acquired under this Agreement and the Collateral Agreements (including the services to be provided pursuant to the Transition Services Agreement) constitute all property, assets, personnel and rights that

                            Agere Systems Proprietary
are used or held for use by Seller or a Subsidiary primarily in the operation or conduct the Optoelectronics Business. In the event this Section 3.5(c) is breached because Seller or a Subsidiary has in good faith failed to identify and transfer any assets or properties or provide any services used or held for use primarily in the Optoelectronics Business, such breach shall be deemed cured if Seller or the applicable Subsidiary promptly transfers such properties or assets or provides such services to Buyer or a Buyer Designee at no additional cost to Buyer or a Buyer Designee.

     3.6 Permits; Licenses

     Except as set forth on Schedule 3.6, there are no material Governmental Permits necessary for or used by Seller or a Subsidiary to operate the Optoelectronics Business as now being operated or to use or occupy the Premises, which Governmental Permits are required by currently effective Laws. Seller or one of its Subsidiaries owns, holds or possesses in their own name, all Governmental Permits necessary to own or lease, operate and use the Purchased Assets or own, use or occupy the Premises and to carry on and conduct the Optoelectronics Business and its operations as presently conducted, except for such Governmental Permits, the absence of which, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect. The Governmental Permits held, owned or possessed by Seller or a Subsidiary are valid and in full force and effect and no proceeding is recorded, pending or, to Seller's knowledge, threatened seeking the suspension, modification, limitation or revocation of any such Governmental Permit. Neither Seller nor any Subsidiary is in violation of or default under any such Governmental Permits which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect.

     3.7 Real Estate; Environmental Matters

     (a) Schedule 3.7(a) contains a complete and accurate list of the Leased Premises and the Assumed Leases. Buyer has been provided with a complete and correct copy of each Assumed Lease. Except as set forth in Schedule 3.7(a), each Assumed Lease is in full force and effect and, to Seller's knowledge, neither Seller nor any Subsidiary has violated, and the landlord has not waived, any of the material terms or conditions of any Assumed Lease and, to Seller's knowledge, all the material covenants to be performed by the Seller or a Subsidiary and the landlord under each Assumed Lease prior to the date hereof have been performed in all material respects.

     (b) Schedule 3.7(b) contains a complete and accurate list of the Transferred Premises. Seller or a Subsidiary has good and valid title to the Transferred Premises. Except as set forth on Schedule 3.7(b), none of such Transferred Premises are subject to any Encumbrance except for Permitted Encumbrances.

     (c) The use of the Premises, as presently used by the Optoelectronics Business, does not violate any local zoning or similar land use laws or governmental regulations which violation, individually or in the aggregate, has had or could reasonably be expected to have a

                            Agere Systems Proprietary

Seller Material Adverse Effect. Neither Seller nor any Subsidiary is in violation of or in noncompliance with any covenant, condition, restriction, order or easement affecting any of the Premises where such violation or noncompliance, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect. There is no condemnation or, to Seller's knowledge, threatened condemnation affecting any of the Premises.

     (d) Except as set forth in Schedule 3.7(d) and in respect of the Optoelectronics Business and the Premises:

         (i) the operations of the Optoelectronics Business and the Premises comply in all material respects with all applicable Environmental Laws;

         (ii) Seller and each Subsidiary has obtained all environmental, health and safety Governmental Permits required by or related to any Environmental Law and necessary for its operations, and all such Governmental Permits are in good standing, and Seller and each Subsidiary is in compliance with all terms and conditions of such permits except where the failure to obtain, maintain in good standing or be in compliance with, such permits, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect;

         (iii) none of Seller, any Subsidiary or any of the Premises or the operations of the Optoelectronics Business, is subject to any on-going investigation by, order from or agreement with any Person respecting (A) any Environmental Law, or (B) any remedial action arising from the release or threatened release of a Hazardous Substance into the environment;

         (iv) neither Seller nor any Subsidiary is subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law;

         (v) Seller or each applicable Subsidiary has filed all notices required to be filed under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance into the environment except where the failure to file any such notices, individually or in the aggregate, has not had and could not reasonably be expected to have a Seller Material Adverse Effect;

         (vi) there is not now, nor to Seller's knowledge, has there ever been, on or in any Premise any aboveground or underground storage tanks;

         (vii) neither Seller nor any Subsidiary has received any written notice, or to Seller's knowledge, other claim to the effect that it is or may be liable to any Person as a result of the release or threatened release of a Hazardous Substance;

         (viii) to Seller's knowledge, there have been no releases, or threatened releases of any Hazardous Substances into, on or under any of the Premises, in any case in

                            Agere Systems Proprietary
such a way as to create any liability (including the costs of investigation and remediation) under any applicable Environmental Law; and

         (ix) Seller has delivered to Buyer true and complete copies of all asbestos and other environmental reports disclosing the presence of asbestos, fiberglass, radon, urea formaldehyde, polychlorinated biphenyls or other Hazardous Materials on any of the Premises.

     3.8 Compliance With Laws

     Except as set forth on Schedule 3.8, with respect to the Optoelectronics Business conducted by Seller and the Subsidiaries, Seller and each Subsidiary is in compliance with all applicable Laws and all decrees, orders, judgments, writs, injunctions, permits and licenses of or from Governmental Bodies by which the Optoelectronics Business or the Purchased Assets are bound or affected except for instances of noncompliance or possible noncompliance that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect.

     3.9 Litigation

     Except as set forth on Schedule 3.9, there is no action, suit, consent decree, proceeding, arbitration or governmental investigation pending or, to Seller's knowledge, threatened against Seller or any Subsidiary, the Optoelectronics Business or the Purchased Assets, (i) which seeks to restrain or enjoin the consummation of the transactions contemplated hereby or (ii) with respect to the Optoelectronics Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees that, individually or in the aggregate, has had or could be reasonably expected to have a Seller Material Adverse Effect. Further to Seller's knowledge there is no basis for any such action, suit, proceeding, arbitration or investigation that is not yet pending or threatened which, individually or in the aggregate, would have or could reasonably be expected to have a Seller Material Adverse Effect.

     3.10 Business Employees

     (a) Schedule 1.1(a) contains a complete and accurate list of all the Business Employees as of the date specified in such list (which in any event shall be no more than ten (10) business days prior to the date hereof), showing for each Business Employee, the name, title, location, service date, annual salary or wages as of such date, aggregate annual compensation for Seller's 2002 fiscal year and which employees are represented by the Confederacion de Trabajadores de Mexico. Except as set forth on Schedule 3.10(a), none of the Business Employees is covered by any union, collective bargaining agreement or other similar labor agreement, formal or informal, nor, to Seller's knowledge, has there been any labor union organizing activities relating to the Business Employees within the past five years.

     (b) Except as set forth in Schedule 3.10(b), with respect to the Business

                            Agere Systems Proprietary

Employees, Seller does not currently maintain, contribute to or have any liability under any Benefit Plan. With respect to each Benefit Plan identified on Schedule 3.10(b), Seller has made available to the Buyer true and complete copies of the most recent summary plan or other written description thereof. Each Benefit Plan listed on Schedule 3.10(b) has been operated in material compliance with all applicable Laws, including ERISA. Each Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file an application for such determination, from the IRS, and Seller is not aware of reason why any such determination letter should be revoked or not issued or reissued. Neither Seller nor any Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any similar provisions of foreign, state or local law.


     (c) With respect to the Optoelectronics Business, there is not presently pending or existing, and to Seller's knowledge there is not threatened, (i) any strike, slowdown, picketing, or work stoppage, (ii) any application for certification of a collective bargaining agent, or (iii) any controversies pending, or to Seller's knowledge, threatened between Seller or any Subsidiary and any of its employees that, individually or in the aggregate, have had or could reasonably be expected to have a Seller Material Adverse Effect.

     3.11 Contracts

     (a) Schedule 3.11 contains a complete and accurate list of all existing Contracts of Seller or a Subsidiary that are not cancelable by notice to the other parties in thirty days or less and:

         (i) involve or could reasonably be expected to involve payments by or to Seller or a Subsidiary either of more than $50,000 per year or more than $100,000 in the aggregate over the full term thereof;

         (ii) are with Business Employees;

         (iii) contain any provision or covenant prohibiting or limiting the ability of Seller or a Subsidiary to engage in any activity relating to or involving the Optoelectronics Business (including geographical restrictions) or to compete, directly or indirectly, with any Person as to the Optoelectronics Business;

         (iv) create or obligate Seller or a Subsidiary to participate in any joint venture or similar arrangement with respect to or affecting the Optoelectronics Business or the Purchased Assets;

         (v) relate to any material license relating to the Optoelectronics Business or the Purchased Assets; and

                            Agere Systems Proprietary

         (vi) constitute any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Optoelectronics Business (clauses (i) through (vi) collectively, the "Material Contracts").

     (b) Each Material Contract is valid, binding and enforceable against Seller or the applicable Subsidiary and, to Seller's knowledge, the other parties thereto in accordance with its terms and is in full force and effect. Except as set forth on Schedule 3.11, neither Seller nor any Subsidiary has received any notice that it is in default under or in breach of or is otherwise delinquent in performance under any Material Contract, and, to Seller's knowledge, each of the other parties thereto has performed all obligations required to be performed by it under, and is not in default under, any Material Contract and no event has occurred that, with notice or lapse of time, or both, would constitute such a default, except for breaches, failures of performance or defaults that, individually or in the aggregate, have not had and could not reasonably be expected to have a Seller Material Adverse Effect. Seller or a Subsidiary has made available to Buyer true and complete copies of all Material Contracts.

     (c) Schedule 3.11(c) identifies accurately whether the companies listed thereon are licensed to the assigned patent applications.

     3.12 Revenues; Financial Information; Absence of Certain Changes

     (a) Schedule 3.12(a) sets forth a statement of revenues for the Optoelectronics Business for each of the fiscal years ended September 30, 2002, 2001 and 2000. The statement of revenues is derived from and has been prepared in accordance with the books and records of Seller and the Subsidiaries (which are accurate and complete in all material respects) on a consistent basis throughout the periods covered thereby and (ii) presents fairly the revenues of the Optoelectronics Business for such periods. The revenue of the Optoelectronics Business reflected on Schedule 3.12(a) has been recognized in accordance with GAAP and SAB 101 (as noted on Schedule 3.12(a)).

     (b) The historical financial information relating to the Optoelectronics Business set forth on Schedule 3.12(b) was prepared in good faith by Seller's management and is based upon reasonable assumptions. Seller is not aware of any fact or set of circumstances that would lead it to believe that such historical financial information is incorrect or misleading in any material respect.

     (c) Except as set forth in Schedule 3.12(c), since September 30, 2002, the Optoelectronics Business has been conducted in the ordinary course consistent with past practices and there has not been:

         (i) any event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect;

                            Agere Systems Proprietary

         (ii) any creation or other incurrence of any Encumbrance on any Purchased Asset other than in the ordinary course of business consistent with past practices;

         (iii) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Optoelectronics Business or any Purchased Asset which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect;

         (iv) any transaction or commitment made, or any contract or agreement entered into, by Seller or a Subsidiary relating to the Optoelectronics Business or any Purchased Asset (including the acquisition or disposition of any assets) or any relinquishment by Seller or a Subsidiary of any contract or other right, in either case, material to the Optoelectronics Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement and the Collateral Agreements;

         (v) any change in any method of accounting or accounting practice by Seller or a Subsidiary with respect to the Optoelectronics Business;

         (vi) any (i) employment, deferred compensation, severance, retirement or other similar agreement entered into with any Business Employee (or any amendment to any such existing agreement), (ii) change in compensation or other benefits payable to any Business Employee pursuant to any severance or retirement plans or policies thereof;

         (vii) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize the Business Employees, which employees were not subject to a collective bargaining agreement as of September 30, 2002, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to Business Employees; or

         (viii) any shipments or sales of quantities of products of the Optoelectronics Business to customers, including distributors, other than in the ordinary course consistent with their past requirements.

     (d) Seller has not received or booked any prepaid revenues applicable to the Optoelectronics Business applicable to performance due after the Closing Date.

     (e) The aggregate product warranty liability to be assumed by Buyer hereunder for periods before the Closing is not so great as to cause a Seller Material Adverse Effect.

     3.13 Intellectual Property

     (a) Seller or one of its Affiliates owns all of the copyrights, know-how, service marks, trademarks, trade secrets, patent applications and other intellectual property rights

                            Agere Systems Proprietary
that it is assigning to Buyer pursuant to the Intellectual Property Agreement (collectively, the "Assigned Intellectual Property"). Seller or one of its Affiliates owns or has a valid right to grant the licenses to all of the copyrights, know-how, service marks, trademarks, trade secrets, patents and other intellectual property rights that it is licensing to Buyer pursuant to the Intellectual Property Agreement (collectively, the "Licensed Intellectual Property").

     (b) Except as set forth in Schedule 3.13(b), in connection with the operation of the Optoelectronics Business,

         (i) to Seller's knowledge, none of Seller or any of its Affiliates has infringed, misappropriated or otherwise violated any intellectual property rights or other proprietary rights of any third Person;

         (ii) there is no suit, or proceeding pending against, or, to Seller's knowledge, threatened against or written claim affecting, the Optoelectronics Business (x) based upon, or challenging or seeking to deny or restrict, the rights of Seller or any of its Affiliates in any of the Assigned Intellectual Property or the Licensed Intellectual Property (collectively, the "Optoelectronics Intellectual Property"), (y) alleging that the use of the Optoelectronics Intellectual Property or any services provided, processes used, or products manufactured, used, imported, offered for sale or sold with respect to the Optoelectronics Business do or may conflict with, misappropriate, infringe or otherwise violate any intellectual property rights or other proprietary rights of any third party, or (z) alleging that Seller or any of its Affiliates infringed, misappropriated, or otherwise violated any intellectual property rights or other proprietary rights of any third party in connection with the operation of the Optoelectronics Business; and

         (iii) to Seller's knowledge, (A) the Optoelectronics Intellectual Property constitutes all the material intellectual property rights or other material proprietary rights owned or licensed (to the extent Seller has a right to license or sublicense Buyer thereunder without payment of a fee) by Seller or one of its Affiliates. Buyer's sole remedy for Seller's failure to deliver the Optoelectronics Intellectual Property is as set forth in the Intellectual Property Agreement; (B) there exist no restrictions on the disclosure, use, license or transfer of the Optoelectronics Intellectual Property (other than the restrictions imposed in the Intellectual Property Agreement); (C) the consummation of the transactions contemplated by this Agreement will not alter, impair or extinguish any Optoelectronics Intellectual Property; and (D) excluding patent license agreements with third parties not identified on
Schedule 3.13(b)(ii), the Licenses set forth on Schedule 3.13(b)(iii) constitute all material Licenses of Seller to the intellectual property rights or other proprietary rights of third parties that are used in the Optoelectronics Business, other than licenses to standard office personal computer and networking software.

     (c) At the Closing, Seller or one of its Affiliates will provide, either by assignment or license, to Buyer in accordance with the Intellectual Property Agreement, all of the Optoelectronics Intellectual Property owned by Seller or the applicable Affiliate, which Buyer

                            Agere Systems Proprietary
requires to conduct the Optoelectronics Business after the Closing and to make, have made, use, lease, import, offer to sell or sell the products, as such products and services existed as of the Closing Date, of the Optoelectronics Business. Seller will transfer clear title to the Assigned Intellectual Property and offer Licensed Intellectual Property free and clear of any Encumbrance, excluding patent license agreements with third parties, which would materially interfere with the license grant.

     (d) To Seller's knowledge, (i) none of the Assigned Intellectual Property material to the operation of the Optoelectronics Business has been adjudged invalid or unenforceable in whole or part, and (ii) all such Assigned Intellectual Property is valid and enforceable.

     (e) To Seller's knowledge, Seller or an Affiliate of Seller has taken reasonable actions to maintain and protect the Assigned Intellectual Property, including payment of applicable maintenance fees and filing of applicable statements of use other than certain foreign applications which Seller has dropped in the ordinary course of business.

     (f) Seller or one of its Affiliates has taken reasonable steps to maintain the confidentiality of all confidential intellectual property rights or other proprietary rights. To Seller's knowledge, there has been no misappropriation of confidential intellectual property that, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect. To Seller's knowledge, reasonable effort has been made to ensure confidentiality provisions are in place for those Business Employees having access to confidential intellectual property which is material to the Optoelectronics Business. To Seller's knowledge there is no material infringement of the Assigned Intellectual Property by any third party; provided, however, that the foregoing shall not be deemed to apply to the patent applications that Seller is assigning to Buyer pursuant to the Intellectual Property Agreement.

     (g) In connection with the separation of Lucent Technologies Inc. ("Lucent") from AT&T Corp., Lucent and AT&T Corp. executed and delivered patent assignments. The ownership of patents, as between Lucent and AT&T Corp., was divided such that Lucent or one of its Affiliates was vested, among other patents, with ownership of patents that related primarily to the Optoelectronics Business. Subsequently, in connection with the separation of Agere from Lucent, Agere and Lucent executed and delivered patent assignments. The ownership of patents, as between Agere and Lucent, was divided such that Agere or one of its Affiliates was vested, among other patents, with ownership of patents that relate primarily to the Optoelectronics Business.

     3.14 Product Liability and Recalls

     (a) Each of the products produced or sold by Seller or a Subsidiary in connection with the Optoelectronics Business is, and at all times up to and including the sale thereof has been, in compliance in all material respects with all applicable Laws. To Seller's knowledge,

                            Agere Systems Proprietary
there is no material design or manufacturing defect that has been established or is being investigated with respect to any of such products.

     (b) Except as set forth in Schedule 3.14(b), since January 1, 2001, there has been no action, suit, claim, inquiry, proceeding or investigation in any case by or before any court or Governmental Body pending or, to Seller's knowledge, threatened against or involving the Optoelectronics Business relating to any product alleged to have been designed, manufactured or sold by the Optoelectronics Business and alleged to have been defective or improperly designed or manufactured, nor to Seller's knowledge is there any pattern of product failure relating to any products designed, manufactured or sold by the Optoelectronics Business.

     (d) Since January 1, 2001, there has been no pending, or to Seller's knowledge, threatened recall or investigation of any product sold by Seller or a Subsidiary in connection with the Optoelectronics Business.

     3.15 Product Warranty

     Schedule 3.15 includes copies of the standard terms and conditions of sale for products of the Optoelectronics Business (containing applicable guaranty, warranty and indemnity provisions). Except as set forth in Schedule 3.15, the products manufactured by the Optoelectronics Business have been sold by the Optoelectronics Business in accordance with the standard terms and conditions of sale. All product warranty claims included in the Assumed Liabilities shall be governed by the terms of such warranty provisions.

     3.16 Inventory

     The Inventory is, and as of the Closing Date, will be, of quality and quantity usable or saleable in the ordinary course of the Optoelectronics Business, except in each case for obsolete items and items of below-standard quality that have been written down to estimated net realizable value in accordance with GAAP.

     3.17 Customer and Suppliers

     Schedule 3.17 contains a list setting forth the ten (10) largest customers of the Optoelectronics Business, by dollar amount, over each of the 12-month periods ended September 30, 2002, 2001 and 2000. All purchase and sale orders and other commitments for purchases and sales made by Seller or a Subsidiary in connection with the Optoelectronics Business have been made in the ordinary course of business in accordance with past practices, and no payments have been made to any supplier or their representatives other than payments to such suppliers or their representatives for the payment of the invoiced price of supplies purchased or goods sold in the ordinary course of business.

     3.18 Restrictions on the Business

                            Agere Systems Proprietary

         Except for this Agreement, to the Seller's knowledge, there is no agreement, judgment, injunction, order or decree materially affecting (i) Seller's or a Subsidiary's conduct of the Optoelectronics Business as currently conducted, or (ii) Buyer's ability to conduct the Optoelectronics Business after the Closing as currently conducted by Seller.

         3.19 Brokers

         Other than Morgan Stanley & Co., as to which Seller shall have full responsibility and for which Buyer shall not have any liability, no broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller or any Affiliate of Seller.

         3.20 Taxes

         There are no liens for Taxes upon any of the Purchased Assets other than Permitted Encumbrances and no action, proceeding or, to the Seller's knowledge, investigation has been instituted against Seller or any Subsidiary that would give rise to any such lien other than Permitted Encumbrances. Seller and each Subsidiary has duly and timely filed all material Tax Returns that it was required to file; all such Returns were correct and complete in all material respects; and all Taxes owed and shown as due on any Return, have been paid. None of the Purchased Assets is an asset or property that is or will be required to be treated as (a) described in Section 168(f)(8) of the U.S. Internal Revenue Code of 1954 and in effect immediately before the enactment of the Tax Reform Act of 1986, or (b) tax-exempt use property within the meaning of Section 168(h)(1) of the Code.

         3.21 Product Development

         To Seller's knowledge, there are no substantial and negative effects on the progress of Seller's product development for products currently under development or testing by Seller in connection with its Optoelectronics Business, for products expected to be introduced before the end of calendar 2003, that would make those potential products impossible to develop or that would materially delay their currently anticipated first customer ship date.

                           Agere Systems Proprietary

         3.22 No Other Representations or Warranties

         Except for the representations and warranties contained in this Section 3, none of Seller, any Affiliate of Seller or any other Person makes any representations or warranties, and Seller hereby disclaims any other representations or warranties, whether made by Seller, or any Affiliate of Seller, or any of their respective officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement, the transactions contemplated hereby or the Optoelectronics Business, notwithstanding the delivery or disclosure to Buyer or its representatives of any documentation or other information with respect to any one or more of the foregoing. Notwithstanding anything to the contrary herein, no representation or warranty contained in this Section 3 is intended to, or does, cover or otherwise pertain to any assets that are not included in the Purchased Assets or any liabilities that are not included in the Assumed Liabilities.

4. Representations and Warranties of Buyer

         Except as set forth in Schedules attached hereto and delivered by Buyer to Seller prior to the execution of this Agreement, Buyer represents and warrants to Seller that:

         4.1 Organization and Qualification

         Each of Buyer and any Buyer Designee is a corporation, limited partnership, or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and each of Buyer and any Buyer Designee has all requisite legal power and authority to carry on its business as currently conducted by it and to own or lease and operate its properties. Each of Buyer and any Buyer Designee is duly qualified to do business and is in good standing as a foreign corporation (in any jurisdiction that recognizes such concept) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

         4.2 Authorization; Binding Effect

         (a) Each of Buyer and any Buyer Designee has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Collateral Agreements to which it will be a party, as the case may be, and to effect the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer or a Buyer Designee has been duly authorized by all requisite corporate action.

                           Agere Systems Proprietary

         (b) This Agreement has been duly executed and delivered by Buyer and this Agreement is, and the Collateral Agreements to which Buyer or a Buyer Designee will be a party when duly executed and delivered by Buyer or such Buyer Designee will be, valid and legally binding obligations of Buyer or such Buyer Designee enforceable against Buyer or such Buyer Designee in accordance with their respective terms, except to the extent that enforcement of the rights and remedies created hereby and thereby may be affected by bankruptcy, reorganization, moratorium, insolvency and similar Laws of general application affecting the rights and remedies of creditors and by general equity principles.

         4.3 Non-Contravention; Consents

         (a) Assuming that the consents specified in Section 4.3(b) below have been obtained, the execution, delivery and performance of this Agreement and the Collateral Agreements by Buyer and any Buyer Designee and the consummation of the transactions contemplated hereby and thereby do not and will not: (i) result in a breach or violation of any provision of Buyer's or any Buyer Designee's charter or by-laws or similar organizational document (ii) violate or result in a breach of or constitute an occurrence of default under any provision of, result in the acceleration or cancellation of any obligation under, or give rise to a right by any party to terminate or amend its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, indenture, lien, lease, agreement, instrument, order, judgment, decree or other arrangement or commitment to which Buyer or any Buyer Designee is a party or by which it or its assets or properties are bound, or (iii) violate any applicable Law, order, judgment, injunction, decree, rule or regulation of any court or any Governmental Body having jurisdiction over Buyer or any Buyer Designee or any of their respective properties, other than in the case of clauses (ii) and (iii), any such violations, breaches, defaults, accelerations or cancellations of obligations or rights that, individually or in the aggregate, have not had and could not be reasonably expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Person is required to be obtained by Buyer or any Buyer Designee in connection with the execution, delivery and performance of this Agreement or the Collateral Agreements or for the consummation of the transactions contemplated hereby or thereby, except for (i) any filings required to be made under the HSR Act and any applicable filings required under foreign antitrust Laws, (ii) a waiver or consent from the SEC concerning obligations with respect to filing of full three year audited financial statements of the Optoelectronics Business as a part of Buyer's Form 8-K obligations that will permit Buyer to comply with its statutory and regulatory obligations with information available from Seller, and (iii) such consents, approvals, orders, authorizations, registrations, declarations or filings the failure of which to be obtained or made, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement and the Collateral Agreements.

                           Agere Systems Proprietary

         4.4 Brokers

         No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Buyer or an Affiliate of Buyer.

         4.5 No Inducement or Reliance; Independent Assessment

         (a) With respect to the Purchased Assets, the Optoelectronics Business and any other rights or obligations to be transferred hereunder or under the Collateral Agreements or pursuant hereto or thereto, Buyer has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller, any Affiliate of Seller, or any agent, employee, attorney or other representative of Seller or by any other Person representing or purporting to represent Seller that are not expressly set forth in this Agreement or in the Collateral Agreements (including the Schedules and Exhibits hereto and thereto), whether or not any such representations, warranties or statements were made in writing or orally, and none of Seller, any Affiliate of Seller, or any agent, employee, attorney, other representative of Seller or other Person shall have or be subject to any liability to Buyer or any other Person resulting from the distribution to Buyer, or Buyer's use of, any such information, including any information, documents or material made available in any "data rooms" or management presentations or in any other form in expectation of the transactions contemplated hereby.

         (b) Buyer acknowledges that it has made its own assessment of the present condition and the future prospects of the Optoelectronics Business and is sufficiently experienced to make an informed judgment with respect thereto. Buyer further acknowledges that neither Seller nor any Affiliate of Seller has made any warranty, express or implied, as to the future prospects of the Optoelectronics Business or its profitability for Buyer, or with respect to any forecasts, projections or Optoelectronics Business plans prepared by or on behalf of Seller and delivered to Buyer in connection with the Optoelectronics Business and the negotiation and the execution of this Agreement.

         4.6 Sufficiency of Funds

         Buyer (i) has sufficient funds available to pay the Purchase Price and any expenses incurred by Buyer in connection with the transactions contemplated by this Agreement or the Collateral Agreements; (ii) has the resources and capabilities (financial or otherwise) to perform its obligations hereunder and under the Collateral Agreements; and (iii) has not incurred any obligation, commitment, restriction or liability of any kind, absolute or contingent, present or future, which would impair or adversely affect such resources and capabilities.

                           Agere Systems Proprietary

         4.7 No Other Representations or Warranties

         Except for the representations and warranties contained in this Section 4, none of Buyer, any Affiliate of Buyer or any other Person makes any representations or warranties, and Buyer hereby disclaims any other representations or warranties, whether made by Buyer, any Affiliate of Buyer, or any of their officers, directors, employees, agents or representatives, with respect to the execution and delivery of this Agreement or any Collateral Agreement or the transactions contemplated hereby and thereby, notwithstanding the delivery or disclosure to Seller or its representatives of any documentation or other information with respect to any one or more of the foregoing.

5. Certain Covenants

         5.1 Access and Information

         (a) Seller shall give, or cause its Affiliates to give, to Buyer and its Affiliates, and their respective officers, employees, accountants, counsel and other representatives (including financing sources) reasonable access during Seller's or the applicable Affiliate's normal business hours throughout the period prior to the Closing (or the Real Estate Closing with respect to the Transferred Premises) to all of Seller's or the applicable Affiliate's properties, books, contracts, commitments, reports of examination and records relating to the Optoelectronics Business, the Purchased Assets and the Assumed Liabilities (but excluding those related primarily to the Excluded Assets and Excluded Liabilities and subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or legal or contractual Third-Party confidentiality obligation). Seller shall assist, and cause its Affiliates to assist, Buyer and its Affiliates and financing sources in making such investigation and shall cause its counsel, accountants, engineers, consultants and other non-employee representatives to be reasonably available to any of them for such purposes. As used herein, the phrase "reasonable access" shall include, without limitation, the right of Buyer and its Affiliates, and their respective officers, employees, accountants, counsel, contractors, and other representatives, to conduct physical inspections of the Transferred Premises and the Leased Premises, including without limitation, the right to conduct, or have conducted by a third-party chosen by Buyer, Phase I and Phase II environmental site assessments, which may include physical investigation of improvements, fixtures, and equipment, and investigation of soil and groundwater, on the Transferred Premises and the Leased Premises.

         (b) After the Closing Date, Seller and Buyer shall provide, and shall cause their respective Affiliates to provide, to each other and to their respective officers, employees, accountants, counsel and other representatives, upon request (subject to any limitations that are reasonably required to preserve any applicable attorney-client privilege or legal or contractual Third-Party confidentiality obligation), reasonable access for inspection and copying of all Business Records, Governmental Permits, Licenses, Contracts and any other information existing as of the Closing Date and relating to the Optoelectronics Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and shall make their

                           Agere Systems Proprietary
respective personnel reasonably available for interviews, depositions and testimony in any legal matter concerning transactions contemplated by this Agreement, the operations or activities relating to the Optoelectronics Business, the Purchased Assets, the Assumed Liabilities or the Transferred Employees and as otherwise may be necessary or desirable to enable the party requesting such assistance to: (i) comply with any reporting, filing or other requirements imposed by any Governmental Body; (ii) assert or defend any claims or allegations in any litigation or arbitration or in any administrative or legal proceeding other than claims or allegations that one party to this Agreement has asserted against the other; (iii) prepare any and all historical or pro forma financial statements related to the Optoelectronics Business for purposes of complying, or preparing to comply, with any rules or regulations of the Securities and Exchange Commission; or (iv) subject to clause (ii) above, perform its obligations under this Agreement. The party requesting such information or assistance shall reimburse the other party for all reasonable and necessary out-of-pocket costs and expenses, if any, incurred by such party in providing such information and in rendering such assistance. The access to files, books and records contemplated by this Section 5.1(b) shall be during normal business hours and upon reasonable prior notice and shall be subject to such reasonable limitations as the party having custody or control thereof may impose to preserve the confidentiality of information contained therein. Seller will make any access software that is necessary for access to Business Records under this paragraph, available without charge, and shall permit and assist to make electronic copies of any Business Records available electronically, all subject to reasonable security measures.

         (c) Buyer shall preserve all Business Records, Licenses and Governmental Permits for at least seven (7) years after the Closing Date.

         5.2 Conduct of the Optoelectronics Business

         From and after the date of this Agreement and through the Closing Date, except as otherwise contemplated by this Agreement or in Schedule 5.2 or as Buyer shall otherwise consent to in writing, Seller and the Subsidiaries, with respect to the Optoelectronics Business:

         (a) will carry on the Optoelectronics Business in the ordinary course consistent with past practice and, to the extent consistent therewith, use its reasonable commercial efforts to keep intact the Optoelectronics Business, keep available the services of the Business Employees and preserve the relationships of the Optoelectronics Business with customers, suppliers, licensors, licensees, distributors and others that have a business relationship with the Optoelectronics Business;

         (b) will not permit, other than as may be required by Law or a Governmental Body, all or any of the Purchased Assets (real or personal, tangible or intangible) presently and actively used or held for use primarily in the operation or conduct of the Optoelectronics Business to be sold, licensed, disposed of, or subjected to any Encumbrance, other than sales

                           Agere Systems Proprietary
of Inventory in the ordinary course of business consistent with past practice and Section 5.2(d);

         (c) will not sell, lease, license, transfer or dispose of any asset that would otherwise be a Purchased Asset, other than sales of Inventory in the ordinary course of business consistent with past practice and Section 5.2(d);

         (d) will not sell Inventory outside of the ordinary course of business consistent with past practice and will maintain Inventory sufficient to meet expected customer requirements, consistent with past practice, including sufficient raw materials, capacity and work in process in light of anticipated demand and customary cycle times;

         (e) will not acquire any asset that will be a Purchased Asset except in the ordinary course of business consistent with past practice;

         (f) will not enter into, terminate or materially extend or materially modify any Material Contract except in the ordinary course of business consistent with past practice;

         (g) will not incur or assume any liabilities, obligations or indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice or that will constitute Excluded Liabilities;

         (h) will not increase the salaries, wage rates, other compensation or fringe benefits of any Business Employees;

         (i) will not do any other act which would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect; and

         (k) will not enter into any agreement or commitment with respect to any of the foregoing.

                           Agere Systems Proprietary

         5.3 Tax Reporting and Allocation of Consideration

         (a) Seller and Buyer acknowledge and agree that (i) Seller will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Seller or a Subsidiary to any Business Employee in connection with the operation or conduct of the Optoelectronics Business for any Pre-Closing Tax Period, and (ii) Buyer will be responsible for and will perform all Tax withholding, payment and reporting duties with respect to any wages and other compensation paid by Buyer to any Transferred Employee with respect any Post-Closing Tax Period. For the avoidance of doubt, nothing in this paragraph is intended to modify or adjust the substantive liability of Buyer and Seller under this Agreement with respect to the Taxes described in this paragraph.

         (b) Seller and Buyer recognize their mutual obligations pursuant to
Section 1060 of the Code to timely file IRS Form 8594 (the "Asset Acquisition Statement") with their respective federal income tax returns. Accordingly, Seller and Buyer shall, no later than ninety (90) days after the Closing Date, attempt in good faith to (i) enter into a Purchase Price allocation agreement providing for the allocation of the Purchase Price among the Purchased Assets consistent with the provisions of Section 1060 of the Code and the Treasury Regulations thereunder and (ii) cooperate in the preparation of the Asset Acquisition Statement in accordance with clause (i) for timely filing with their respective federal income tax returns. If Seller and Buyer shall have agreed on a Purchase Price allocation and an Asset Acquisition Statement, then Seller and Buyer shall file the Asset Acquisition Statement in the form so agreed and neither Seller nor Buyer shall take a Tax position which is inconsistent with such Purchase Price allocation, unless compelled to do otherwise by the IRS.

                           Agere Systems Proprietary

         5.4 Business Employees

         (a) As of the Closing Date, Buyer shall make offers of employment to those Business Employees listed on Schedule 1.1(a) (including those absent due to vacation, holiday, illness, leave of absence or short-term disability, but excluding any Business Employees on long-term disability) to whom it decides to offer positions in Buyer's sole discretion. Seller and any applicable Subsidiary shall cooperate and assist in facilitating the Buyer's or a Buyer Designee's offers and will not take any action, or cause any of the Subsidiaries to take any action, which would impede, hinder, interfere or otherwise compete with Buyer's or a Buyer Designee's effort to hire any Business Employees. Business Employees who accept Buyer's or a Buyer Designee's offer of employment, as of the effective date of their employment with Buyer, are referred to as "Transferred Employees." Employment with Buyer or a Buyer Designee of Transferred Employees shall be effective as of the day following the close of business on the Closing Date, except that the employment of individuals receiving short-term disability benefits or on approved leave of absence on the Closing Date will become effective as of the date they present themselves for work with the Buyer or a Buyer Designee. The parties agree to finalize the list of Business Employees (to include not more than approximately 150 employees plus Matamoros, Mexico employees Buyer wishes to retain) not later ten (10) days from the date hereof to whom offers of employment may be made. Buyer understands that the individuals that are not on such list of Business Employees may be terminated by Seller, in its sole discretion at any time thereafter except for any such employees that Seller retains to provide transition services to Buyer or for its other businesses.

         (b) Buyer or a Buyer Designee shall provide, or shall cause to be provided, to Transferred Employees, until at least December 31, 2003, the same salary offered by Seller or the applicable Subsidiary immediately prior to the Closing Date as set forth on Schedule 1.1(a ). Buyer or a Buyer Designee shall provide, or shall cause to be provided, to Transferred Employees employee benefits that, in the aggregate, are no less favorable than those provided to similarly situated employees of Buyer or the applicable Buyer Designee. Except as expressly set forth in this Section 5.4, no assets of any Benefit Plan shall be transferred to Buyer or any Affiliate of Buyer. Each employee benefit plan, program, policy and arrangement of Buyer or an Affiliate of Buyer, including any Pension Plans, Welfare Plans, vacation plans and severance plans, shall recognize to the extent permitted by Buyer's or a Buyer Designee's plans and to the extent that it is administratively feasible to do so (i) for purposes of satisfying any deductibles, co-pays and out-of-pocket maximums during the coverage period that includes the Closing Date, any payment made by any Transferred Employee towards deductibles, co-pays and out-of-pocket maximums in any health or other insurance plan of Seller or a Subsidiary and (ii) for purposes of determining eligibility to participate, vesting and for any schedule of benefits based on service, all service with Seller or a Subsidiary, including service with predecessor employers that was recognized by Seller or a Subsidiary and any prior unbridged service with Seller or a Subsidiary, provided that such service shall not be recognized to the extent such recognition would result in a duplication of benefits. Buyer or the applicable Buyer Designee will continue to provide (x)

                           Agere Systems Proprietary
relocation assistance to those Transferred Employees receiving it as of the Closing Date and (y) tuition assistance to those Transferred Employees who are receiving such benefits as of the Closing Date for the current academic session, in each case as set forth on Schedule 5.4(b). Buyer or the applicable Buyer Designee will honor the terms and conditions of Seller's international assignee program, including repatriation upon completion of assignment, completion bonuses, Tax equalization and Tax return preparation, with respect to Transferred Employees who are on international assignment as of the Closing Date, in each case as set forth on Schedule 5.4(b), except that these costs shall be allocated between the parties based on the portion of the international assignment occurring before or on the Closing Date (which shall be Seller's or the applicable Subsidiary's obligation) and after the Closing Date (which shall be Buyer's or the applicable Buyer Designee's obligation).

         (c) Seller intends that the transactions contemplated by this Agreement shall not constitute a severance of employment of any Transferred Employee prior to or upon the consummation of the transactions contemplated hereby and that such employees will have continuous and uninterrupted employment immediately before and immediately after the Closing Date. Buyer intends that each Transferred Employee shall be treated as a new employee of Buyer or the applicable Buyer Designee, subject only to Buyer's commitments hereunder. Notwithstanding anything to the contrary in this Agreement, Buyer shall provide severance benefits substantially equivalent to the benefits listed on Schedule 5.4(c) to Transferred Employees whose employment is terminated involuntarily by Buyer on or before December 31, 2003 other than terminations in circumstances that would not require payments of severance benefits under Seller's severance plan.

         (d) Buyer agrees that its and its Affiliate's health and welfare plans shall waive any pre-existing condition exclusion (to the extent such exclusion was waived under applicable health and welfare plans offered to the Transferred Employees by Seller or a Subsidiary) and any proof of insurability. Seller or the applicable Subsidiary shall remain responsible for any benefits payable under a Benefit Plan with respect to claims incurred by Business Employees prior to or on the Closing Date. The medical and dental plans maintained by Buyer and Affiliates of Buyer shall recognize as dependents of the Transferred Employees any Class 2 dependents recognized by Seller's or the applicable Subsidiary's medical and dental plans.

         (e) As soon as practicable following the Closing Date, Buyer shall cause one or more defined contribution savings plans intended to qualify under sections 401(a) and 401(k) of the Code (the "Buyer Savings Plan") to provide for the receipt of Transferred Employees' lump sum cash distributions, in the form of an eligible rollover distribution from the Agere Systems Inc. Management 401(k) Plan, provided such rollovers are made at the election of the Transferred Employees and in accordance with the terms of the Buyer Savings Plan. Seller shall cause the Agere Systems Inc. Management 401(k) Plan to permit the Transferred Employees to elect a lump sum cash distribution of benefits accrued through the Closing Date in accordance with the Code.

                           Agere Systems Proprietary

         (f) Seller shall make and be responsible for incentive compensation payments, if any, to Transferred Employees for the period from October 1, 2002 to and including the Closing Date in accordance with its short-term incentive plan in effect for any such period.

         (g) The parties agree to cooperate in good faith to determine whether any notification may be required under the Worker Adjustment and Retraining Notification Act (the "WARN Act") as a result of the transactions contemplated by this Agreement. Seller will be responsible for providing any notification that may be required under the WARN Act with respect to any of its employees. Buyer will be responsible for providing any notification that may be required under the WARN Act with respect to any Transferred Employees terminated after the Closing Date.

         (h) Nothing in this Agreement shall require Buyer or a Buyer Designee to employ any Business Employees, or to employ any Transferred Employee on anything other than an at-will basis, terminable at any time with or without cause. Except with Buyer's express written consent, Seller shall make no representation to any Business Employees regarding Buyer's or Buyer Designee's intentions or plans to hire or not hire any Business Employees or to assume or honor or to not assume or honor any collective bargaining agreement. Seller shall instruct its management and supervisory employees in the Optoelectronics Business or involved in negotiating this transaction to refrain from any such representation.

         5.5 Collateral Agreements; Leased Equipment

         (a) On or before the Closing Date, Buyer or a Buyer Designee shall execute and deliver to Seller, and Seller or the applicable Subsidiary shall execute and deliver to Buyer or a Buyer Designee the Collateral Agreements. Prior to the Closing Date, Seller and Buyer shall negotiate in good faith the schedules for the Supply Agreement and the services to be attached to the Transition Services Agreement.

         (b) Prior to the Closing Date, Seller shall provide Buyer with the costs and other terms applicable to the Leased Equipment and Buyer shall decide whether such Leased Equipment will (i) transfer to Buyer as of the Closing Date by Buyer assuming the leases for such equipment in which case such lease agreement shall be deemed a Contract hereunder, (ii) be acquired by Buyer as of the Closing Date by Buyer paying for the costs of purchasing such equipment to the applicable Third Party pursuant to the equipment rentals or leases (the "Purchased Leased Equipment"), or (iii) remain the property of Seller as of the Closing Date (the "Excluded Leased Equipment").

         5.6 Reasonable Commercial Efforts

         (a) Subject to Section 5.6(b), upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions

                           Agere Systems Proprietary
contemplated by this Agreement, including using reasonable commercial efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings (including filings with Governmental Bodies, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Body, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Collateral Agreements or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Body vacated or reversed, and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Collateral Agreements.

         (b) Seller and Buyer shall timely and promptly make all filings which may be required by each of them in connection with the consummation of the transactions contemplated hereby under the HSR Act and any state, foreign or multinational antitrust legislation or by any foreign or multinational governmental authority, and the parties shall respectively use all reasonable commercial efforts to cause the prompt termination or expiration of the applicable waiting period under such laws. Seller and Buyer agree that their respective initial filings under the HSR Act and in respect of any foreign antitrust approval shall be made no later than the fifth business day following the date of this Agreement. Each party shall furnish to the other such necessary information and assistance as the other party may reasonably request in connection with the preparation of any necessary filings or submissions by it to any U.S. federal or state or foreign or multinational governmental agency, including, without limitation, any filings necessary under the provisions of the HSR Act. Each party shall provide the other party the opportunity to make copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or its representatives, on the one hand, and the Federal Trade Commission (the "FTC"), the Antitrust Division of the United States Department of Justice (the "Antitrust Division") or any state, foreign or multinational governmental agency or members of their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby. Each party agrees to inform promptly the other party of any communication made by or on behalf of such party to, or received by or on behalf of such party from, the FTC, the Antitrust Division or any other state, foreign or multinational governmental authority regarding any of the transactions contemplated hereby.

         5.7 Contacts with Suppliers and Customers

         Prior to the Closing, without the prior consent of Seller, Buyer shall not contact any suppliers to, or customers of, the Optoelectronics Business in connection with or pertaining to any subject matter of this Agreement or the Collateral Agreements. In contemplation of the Closing, Seller and Buyer agree to cooperate in contacting any suppliers to, or customers

                           Agere Systems Proprietary
of, the Optoelectronics Business in connection with or pertaining to any subject matter of this Agreement or the Collateral Agreements.

         5.8 Use of Agere Systems' Name

         (a) Buyer and Seller agree as follows:

             (i) Except as provided below, immediately after the Closing Date, Buyer and any Buyer Designee shall cease using "Agere," "Agere Systems" or other similar mark (the "Seller Name") and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in all invoices, letterhead, advertising and promotional materials, office forms or business cards;

             (ii) Except as provided below, within three (3) months after the Closing Date, Buyer shall (A) remove any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from all buildings, signs and vehicles of the Optoelectronics Business; and (B) cease using the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) in electronic databases, web sites, product instructions, packaging (except as provided below) and other materials, printed or otherwise. Notwithstanding the foregoing, Buyer shall not be restricted in using any packaging materials that are in inventory as of the Closing Date;

             (iii) Buyer shall not be required at any time to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates from inventory of the Optoelectronics Business that is in existence as of the Closing Date, nor shall Buyer be required at any time to remove such Seller Name and any such other trademark, design or logo from schematics, plans, manuals, drawings, machinery, tooling including hand tools, and the like of the Optoelectronics Business in existence as of the Closing Date to the extent that such instrumentalities are used in the ordinary internal conduct of the Optoelectronics Business and are neither generally observed by the public nor intended for use as means to effectuate or enhance sales;

             (iv) Notwithstanding the above, Buyer shall have the right to sell existing inventory and to use existing packaging, labeling, containers, supplies, advertising materials, technical data sheets and any similar materials bearing the Seller Name or any other trademark, design or logo previously or currently used by Seller or any of its Affiliates until the earlier of (A) one year after the Closing Date or (B) the depletion of existing inventory;

             (v) Buyer shall use Reasonable Efforts (as defined below) to remove the Seller Name and any other trademark, design or logo previously or currently used by Seller or any of its Affiliates (other than those that are transferred pursuant to the Intellectual Property Agreement) from those assets of the Optoelectronics Business (such as, but not limited to, tools, molds, and machines) used in association with the manufacture of the

                           Agere Systems Proprietary
products of the Optoelectronics Business or otherwise reasonably used in the conduct of the Optoelectronics Business after the Closing. For the purposes of this Section 5.8(a)(v), "Reasonable Efforts" means Buyer shall remove the Seller Name from such assets but only at such time when such asset is not operated or otherwise is taken out of service in the normal course of business due to regular maintenance or repair (but only for such repairs or maintenance where such removal could normally be undertaken, for example, repair or maintenance of a mold cavity) whichever occurs first; provided that, in no event shall Buyer use the Seller Name after the date which is one (1) year from the Closing Date. Buyer shall not be required to perform such removal on such assets that are not or are no longer used to manufacture the products of the Optoelectronics Business or other parts, or if discontinuance of use of such assets is reasonably anticipated during such time period, or from assets stored during that period provided that such marks are removed upon such asset's return to service or prior to their sale or other disposition.

             (vi) Seller hereby grants to Buyer a limited right to use Seller's Name and associated trademarks, designs and logos as specified in, and during the periods, if any, specified in clauses (i) - (v) above.

         (b) In no event shall Buyer or any Affiliate of Buyer advertise or hold itself out as Agere or an Affiliate of Agere after the Closing Date.

         5.9 Non-Solicitation or Hiring of Transferred Employees

         None of Seller, any of its representatives or any of its Affiliates will at any time prior to one year from the date hereof, directly or indirectly, solicit the employment of or hire any Transferred Employee without Buyer's prior written consent. The term "solicit the employment" shall not be deemed to include generalized searches for employees through media advertisements, employment firms or otherwise that are not focused on Transferred Employees. This restriction shall not apply to any employee whose employment is involuntarily terminated by Buyer, or its successors, after the Closing. Solicitation of employment shall be deemed to occur if the Persons who perform such solicitation have knowledge of the existence of this Agreement or if such Persons have no knowledge of the existence of this Agreement but Seller's employees with knowledge of the existence of this Agreement have advance knowledge of any such solicitation.

                           Agere Systems Proprietary

         5.10 No Negotiation or Solicitation

         Prior to the Closing Date, Seller and its Affiliates will not (and Seller will cause each of its employees, officers and agents not to) directly or indirectly (a) solicit, initiate, entertain or encourage the submission of any proposal, offer or any discussions that might reasonably be expected to lead to or result in any proposal or offer from any Person relating to the direct or indirect acquisition of the Optoelectronics Business or any portion of the Purchased Assets (other than purchases of goods or services from the Optoelectronics Business in the ordinary course of business consistent with past practice), or (b) participate in any discussions or negotiations regarding the Optoelectronics Business, furnish any information with respect thereto, or assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing, except as otherwise agreed herein. Seller will notify Buyer if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing within two Business Days after receipt of any such offer or proposal.

         5.11 Non-Competition

         (a) Seller agrees that, as part of the consideration for the payment of the Purchase Price, for a period of two (2) years immediately following the Closing Date, neither Seller nor any of its Affiliates will, directly or indirectly, as a principal, stockholder or otherwise, operate, perform or have any ownership interest in any business that develops, manufactures, sells, installs or distributes products in competition with the Optoelectronics Business, except that Seller may (i) purchase or otherwise acquire by merger, purchase of assets, stock, controlling interest or otherwise any Person or business or engage in any similar merger and acquisition activity with any Person the primary business of which is not in competition with the Optoelectronics Business, or (ii) invest as a minority shareholder in any Person. For the purposes of this Section 5.11(a), ownership of securities of a company whose securities are publicly traded under a recognized securities exchange not in excess of 15% of any class of such securities shall not be considered to be competition with the Optoelectronics Business, and a Person shall not be considered to be in the "primary business" of competing with the Optoelectronics Business if such Person derives less than 30% of its revenues from products that compete with the Optoelectronics Business. For the avoidance of doubt, the parties agree that the agreements and limitations set forth in this Section 5.11 shall not apply to any entity that acquires all or part of Seller in any transaction.

         (b) Seller acknowledges that the restrictions set forth in Section 5.11(a) constitute a material inducement to Buyer's entering into and performing this Agreement. Seller further acknowledges, stipulates and agrees that a breach of such obligation could result in irreparable harm and continuing damage to Buyer for which there may be no adequate remedy at law and further agrees that in the event of any breach of said obligation, Buyer may be entitled to injunctive relief and to such other relief as is proper under the circumstances.

         (c) If any provision contained in this Section shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this
Section 5.11, but this Section 5.11 shall be construed as if

                           Agere Systems Proprietary
such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.11 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law.

         5.11 Future Collaborations

         Seller and Buyer both contemplate the potential for future collaboration in the development and supply of optical systems that will require capabilities of both parties to address. On request, each party shall identify to the other its suitable business contacts for exploring that potential.

6. Confidential Nature of Information

         6.1 Confidentiality Agreement

         Buyer agrees that the Confidentiality Agreement shall apply to (a) all documents, materials and other information that it shall have obtained regarding Seller or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), any investigations made in connection therewith and the preparation of this Agreement and related documents and (b) all analyses, reports, compilations, evaluations and other materials prepared by Buyer or its counsel, accountants or financial advisors that contain or otherwise reflect or are based upon, in whole or in part, any of the provided information; provided, however, that subject to Section 6.2(a), the Confidentiality Agreement shall terminate as of the Closing and shall be of no further force and effect thereafter with respect to information of Seller or its Affiliates the ownership of which is transferred to Buyer or a Buyer Designee.

         6.2 Seller's Proprietary Information

         (a) Except as provided in Section 6.2(b), after the Closing and for a period of five (5) years following the Closing Date, Buyer agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information that is received from, or made available by, Seller in the course of the transactions contemplated hereby, including, for purposes of this Section 6.2, information about the Optoelectronics Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing

                           Agere Systems Proprietary
information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information, except for such Proprietary Information the ownership of which is transferred to Buyer or a Buyer Designee as part of the Purchased Assets. This clause shall not restrict the use of any licensed assets within the scope of the license.

         (b) Notwithstanding the foregoing, such Proprietary Information shall not be deemed confidential and Buyer shall have no obligation with respect to any such Proprietary Information that:

             (i) at the time of disclosure was already known to Buyer other than as a result of this transaction, free of restriction as evidenced by documentation in Buyer's possession;

             (ii) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Buyer;

             (iii) is received by Buyer from a Third Party without similar restriction and without breach of any agreement;

             (iv) to the extent it is independently developed by Buyer; or

             (v) is, subject to Section 6.2(c), required to be disclosed under applicable Law or judicial process.

         (c) If Buyer (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information, Buyer will promptly notify Seller of such request or requirement and will cooperate with Seller such that Seller may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Buyer (or any of its Affiliates) is in the opinion of Buyer's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Buyer (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Buyer will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

                           Agere Systems Proprietary

         6.3 Buyer's Proprietary Information

         (a) Except as provided in Section 6.3(b), after the Closing Date and for a period of five (5) years thereafter, Seller agrees that it will keep confidential all of Seller's and its Affiliates' Proprietary Information the ownership of which or exclusive use of which is transferred to Buyer as part of the Purchased Assets, including, for purposes of this Section 6.3, information about the Optoelectronics Business's business plans and strategies, marketing ideas and concepts, especially with respect to unannounced products and services, present and future product plans, pricing, volume estimates, financial data, product enhancement information, business plans, marketing plans, sales strategies, customer information (including customers' applications and environments), market testing information, development plans, specifications, customer requirements, configurations, designs, plans, drawings, apparatus, sketches, software, hardware, data, prototypes, connecting requirements or other technical and business information.

         (b) Notwithstanding the foregoing, such Proprietary Information regarding the Optoelectronics Business shall not be deemed confidential and Seller shall have no obligation with respect to any such Proprietary Information that:

             (i) is or becomes publicly known through publication, inspection of a product, or otherwise, and through no negligence or other wrongful act of Seller;

             (ii) is received by Seller from a Third Party without similar restriction and without breach of any agreement; or

             (iii) is, subject to Section 6.3(c), required to be disclosed under applicable Law or judicial process.

         (c) If Seller (or any of its Affiliates) is requested or required (by oral question, interrogatory, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any Proprietary Information regarding the Optoelectronics Business, Seller will promptly notify Buyer of such request or requirement and will cooperate with Buyer such that Buyer may seek an appropriate protective order or other appropriate remedy. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller (or any of its Affiliates) is in the opinion of Seller's counsel compelled to disclose the Proprietary Information or else stand liable for contempt or suffer other censure or penalty, Seller (or its Affiliate) may disclose only so much of the Proprietary Information to the party compelling disclosure as is required by Law. Seller will exercise its (and will cause its Affiliates to exercise their) reasonable commercial efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Proprietary Information.

                           Agere Systems Proprietary

         6.4 Confidential Nature of Agreements

         Except to the extent that disclosure thereof is required under accounting, stock exchange or federal securities or labor relations Laws disclosure obligations, both parties agree that the terms and conditions of this Agreement, the Collateral Agreements and all Schedules, attachments and amendments hereto and thereto shall be considered Proprietary Information protected under this Article 6. Notwithstanding anything in this Article 6 to the contrary, in the event that any such Proprietary Information is also subject to a limitation on disclosure or use contained in another written agreement between Buyer and Seller or either of their respective Affiliates that is more restrictive than the limitation contained in this Article 6, then the limitation in such agreement shall supersede this Article 6.

7. Closing

         At the Closing, the following transactions shall take place:

         7.1 Deliveries by Seller or the Subsidiaries

         On the Closing Date, Seller shall, or shall cause a Subsidiary to, execute and deliver to Buyer or a Buyer Designee the following:

         (a) the Collateral Agreements (other than the Real Estate Deed which shall be delivered on the Real Estate Closing Date);

         (b) all consents, waivers or approvals, including, without limitation, the Required Consents, theretofore required to be obtained by Seller with respect to the sale of the Purchased Assets, or assignment of the Contracts, or the consummation of the transactions contemplated by this Agreement or the Collateral Agreements;

         (c) a certificate of an appropriate officer of Seller, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(a) and (b) and a certificate of an Assistant Secretary of Seller, dated the Closing Date, in customary form;

         (d) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Purchased Assets to Buyer or a Buyer Designee or and to put Buyer or a Buyer Designee in actual possession or control of the Purchased Assets; and

         (e) an affidavit by Seller and each Subsidiary, dated as of the Closing Date and in a form acceptable to Buyer, stating under penalty of perjury, the transferor's name, taxpayer identification number, address and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code and the Treasury Regulations thereunder.

                           Agere Systems Proprietary

         7.2 Deliveries by Buyer or a Buyer Designee

         On the Closing Date, Buyer shall, or shall cause a Buyer Designee to, execute and deliver to Seller or a Subsidiary the following:

         (a) the Purchase Price (except for $5,000,000, which is the portion allocable to the Transferred Premises);

         (b) the Collateral Agreements;

         (c) a certificate of an appropriate officer of Buyer, dated the Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.3(a) and (b), and a certificate of an Assistant Secretary of Buyer, dated the Closing Date, in customary form; and

         (d) all such other documents and instruments as Seller or a Subsidiary may reasonably request or as may be otherwise necessary or desirable to evidence and effect the assumption by Buyer or a Buyer Designee of the Assumed Liabilities.

         7.3 Closing Date

         The Closing shall take place at the offices of Agere, 1110 American Parkway NE, Allentown, Pennsylvania, at 10:00 a.m. local time within three (3) Business Days following the date on which the last of the conditions specified in Article 8 to be satisfied or waived has been satisfied or waived, or at such other place or time or on such other date as Seller and Buyer may agree upon in writing (such date and time being referred to herein as the "Closing Date"). The parties agree that the closing for the transfer of the Transferred Premises (the "Real Estate Closing") shall occur after the Closing Date upon 30 days notice by Buyer to Seller, but in no event later than March 31, 2003 (the "Real Estate Closing Date").

         7.4 Contemporaneous Effectiveness

         (a) All acts and deliveries prescribed by this Article 7, with respect to the Closing (but not the Real Estate Closing), regardless of chronological sequence, will be deemed to occur contemporaneously and simultaneously on the occurrence of the last act or delivery, and none of such acts or deliveries will be effective until the last of the same has occurred.

         (b) On the Real Estate Closing Date, Seller shall, or shall cause a Subsidiary to, deliver to Buyer or a Buyer Designee the following:

             (i) the executed Real Estate Deed;

                           Agere Systems Proprietary

             (ii) all consents, waivers or approvals, including, without limitation, the Required Consents, theretofore required to be obtained by Seller with respect to the sale of the Transferred Premises;

             (iii) a certificate of an appropriate officer of Seller, dated the Real Estate Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.2(a) and (b) with respect to the Transferred Premises, and a certificate of an Assistant Secretary of Seller, dated the Real Estate Closing Date, in customary form;

             (iv) all such other bills of sale, assignments and other instruments of assignment, transfer or conveyance as Buyer or a Buyer Designee may reasonably request or as may be otherwise necessary to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Transferred Premises to Buyer or a Buyer Designee or and to put Buyer or a Buyer Designee in actual possession or control of the Transferred Premises; and

             (v) an affidavit by Seller and each Subsidiary, dated the Real Estate Closing Date and in a form acceptable to Buyer, stating under penalty of perjury, the transferor's name, taxpayer identification number, address and that the transferor is not a foreign person, pursuant to Section 1445(b)(2) of the Code and the Treasury Regulations thereunder; and

         (c) On the Real Estate Closing Date, Buyer shall, or shall cause a Buyer Designee to, execute and deliver to Seller or a Subsidiary the following:

             (i) the portion of the Purchase Price equal to $5,000,000 allocable to the Transferred Premises; and

             (ii) a certificate of an appropriate officer of Buyer, dated the Real Estate Closing Date, certifying to the best of his or her knowledge the fulfillment of the conditions set forth in Sections 8.3(a) and (b) with respect to the Transferred Premises, and a certificate of an Assistant Secretary of Buyer, dated the Real Estate Closing Date, in customary form.

8. Conditions Precedent to Closing

         8.1 General Conditions

         The respective obligations of Buyer and Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

         (a) Legal Proceedings. No Governmental Body shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and which prohibits,

                           Agere Systems Proprietary
restricts or delays consummation of the transactions contemplated by this Agreement or the Collateral Agreements and there shall be no pending lawsuit, claim or legal action relating to the transactions contemplated by this Agreement or any of the Collateral Agreements which, individually or in the aggregate, has had or could reasonably be expected to have a Seller Material Adverse Effect.

         (b) Antitrust Laws. Any applicable waiting period under the HSR Act or applicable foreign antitrust law relating to the transactions contemplated by this Agreement or the Collateral Agreements shall have expired or been terminated.

         8.2 Conditions Precedent to Buyer's Obligations

         The obligations of Buyer to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Buyer:

         (a) Representations and Warranties of Seller True and Correct at Closing. The representations and warranties of Seller contained in this Agreement or in any Schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) at and as of the Closing Date and with respect to the Transferred Premises, the Real Estate Closing Date, as though such representations and warranties were made at and as of the Closing Date and the Real Estate Closing Date, as the case may be, except (i) as affected by the transactions contemplated hereby and (ii) to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the Closing Date has not had and could not reasonably be expected to have a Seller Material Adverse Effect.

         (b) Performance by Seller. Seller and/or the applicable Subsidiary shall have delivered all of the documents required under Section 7.1 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

         (c) Seller Material Adverse Effect. There shall not have occurred a Seller Material Adverse Effect from the date hereof to the Closing Date.

         (d) Designated Consents. Seller shall have obtained all Required Consents for Closing designated by Buyer and set forth in Schedule 8.2(d).

                           Agere Systems Proprietary

         (e) SEC Letter. Buyer shall have received a letter from the staff of the Securities and Exchange Commission staff's concurrence with filing certain abbreviated financial statements (such financial statements to include audited statement of revenues and direct operating expenses for the years ended September 30, 2002, 2001 and 2000 and an audited statement of acquired assets and liabilities at September 30, 2002) in lieu of the full financial statements otherwise required by Rule 3-05 of Regulation S-X.

         8.3 Conditions Precedent to Seller's Obligations

         The obligations of Seller to effect the Closing of the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, any of which may be waived in writing by
Seller:

         (a) Representations and Warranties of Buyer True and Correct at Closing. The representations and warranties of Buyer contained in this Agreement or in any Schedule, certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct (without regard to any qualifications therein as to materiality or material adverse effect) at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except to the extent that such representations and warranties are made as of a specified date, in which case such representations and warranties shall be true and correct as of the specified date; provided, that this condition shall be deemed satisfied unless the failure of any such representations and warranties to be true and correct, individually or in the aggregate, at and as of the Closing Date has not had and could not reasonably be expected to have a material adverse effect on Buyer's business taken as a whole or on Buyer's or any Buyer Designee's ability to consummate the transactions under this Agreement or any of the Collateral Agreements.

         (b) Performance by Buyer. Buyer and/or the applicable Buyer Designee shall have delivered all of the documents required under Section 7.2 and shall have otherwise performed in all material respects all obligations and agreements and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it prior to or at the Closing, including executing the Collateral Agreements.

         8.4 Conditions Precedent to Real Estate Closing

         The obligations of Buyer to effect the Real Estate Closing are subject to the fulfillment, prior to or at the Real Estate Closing Date, of each of the following conditions, any of which may be waived in writing by Buyer:

         (a) Standard Conditions. Each of the conditions precedent set forth in
Section 8.2 relating to the Transferred Premises or the Real Estate Closing have been fulfilled when "Closing Date" is understood to mean "Real Estate Closing."

                           Agere Systems Proprietary

         (b) Condition of Title. Buyer's receipt of a binding commitment from the title company to issue the title insurance policy upon the Real Estate Closing.

9. Status of Agreements

         The rights and obligations of Buyer and Seller under this Agreement shall be subject to the following terms and conditions:

         9.1 Effect of Breach

         In the event of a material breach of any representation, certification or warranty, or agreement or covenant of Seller under this Agreement that is discovered by the Buyer prior to Closing and that cannot be or is not cured by Seller upon prior notice and the passage of a reasonable period of time prior to Closing, the Buyer may elect not to proceed with the Closing hereunder, which shall be the Buyer's sole remedy for such breach discovered prior to Closing.

         9.2 Survival of Representations and Warranties

         The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing solely for purposes of this Article 9 and such representations and warranties shall terminate at the close of business on the date that is 12 months after the Closing Date; provided, however, that
(i) the representations and warranties in Section 3.7(d) with respect to environmental matters and the representations and warranties relating to Tax and ERISA matters shall survive the Closing and shall terminate at the close of business on the 120th day following the expiration of the applicable statute of limitations with respect to the environmental, Tax or ERISA liabilities in question (giving effect to any waiver, mitigation or extension thereof) and (ii) the representation and warranty in Section 3.5(a) with respect to title matters shall survive indefinitely. Neither Seller nor Buyer shall have any liability whatsoever with respect to any such representations or warranties after the applicable expiration date.

         9.3 General Agreement to Indemnify

         (a) Seller and Buyer shall indemnify, defend and hold harmless the other party hereto, and Affiliates thereof, and any director, officer, employee or agent of such other party or Affiliates thereof (each an "Indemnified Party") from and against any and all claims, actions, suits, proceedings, liabilities, obligations, Taxes, losses, and damages, amounts paid in settlement, interest, costs and expenses (including reasonable attorney's fees, court costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) (collectively, "Losses") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) subject to Section 9.2, any breach or any failure of any representation or warranty of such party contained in this Agreement to have been true when made and at and as of the Closing Date, or (ii) the breach by such party

                           Agere Systems Proprietary
of any covenant or agreement of such party contained in this Agreement to the extent not waived by the other party.

         (b) Seller further agrees to indemnify and hold harmless Buyer and any Buyer Indemnified Party from and against any Losses incurred by Buyer or any Buyer Indemnified Party arising out of, resulting from, or relating to: (i) the Excluded Liabilities; (ii) Buyer's or a Buyer Designee's waiver of any applicable Bulk Sales Laws; and (iii) any claim, demand or liability relating to, pertaining to, or arising out of the Optoelectronics Business or the Purchased Assets for any Pre-Closing Tax Period.

         (c) Buyer further agrees to indemnify and hold harmless Seller and any Seller Indemnified Party from and against any Losses incurred by Seller or any Seller Indemnified Party arising out of, resulting from, or relating to: (i) any failure of Buyer to discharge any of the Assumed Liabilities; and (ii) any medical, health or disability claims of any Transferred Employee or such Transferred Employee's employment with Buyer accruing after the Closing Date; and (iii) any claim, demand or liability for Taxes relating to, pertaining to, or arising out of the Optoelectronics Business or the Purchased Assets for any Post-Closing Tax Period.

         (d) Amounts payable in respect of the parties' indemnification obligations shall be treated as an adjustment to the Purchase Price. Buyer and Seller agree to cooperate in the preparation of a supplemental Asset Acquisition Statement as required by Section 5.3(b) and Treasury Reg. 'SS' 1.1060-1(e) as a result of any adjustment to the Purchase Price pursuant to the preceding sentence. Whether or not the Indemnifying Party (as defined below) chooses to defend or prosecute any Third-Party Claim (as defined below), both parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith or as provided in Section 5.1.

         (e) The amount of the Indemnifying Party's liability under this Agreement shall be net of any applicable insurance proceeds actually received by, the Indemnified Party and other savings, including Tax savings, that actually reduce the overall impact of the Losses upon, the Indemnified Party. In computing the amount of any such Tax savings, the Indemnified Party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence of any payment of any indemnified Loss. The indemnification obligations of each party hereto under this Article 9 shall inure to the benefit of the directors, officers and Affiliates of the other party hereto on the same terms as are applicable to such other party.

         (f) The Indemnifying Party's liability for all claims made under
Section 9.3(a) shall be subject to the following limitations: (i) the Indemnifying Party shall have no liability for such claims until the aggregate amount of the Losses incurred shall exceed $1,000,000, in which case the Indemnifying Party shall be liable only for the portion of the Losses exceeding

                           Agere Systems Proprietary

$1,000,000, and (ii) the Indemnifying Party's aggregate liability for all such claims shall not exceed $10,000,000.

         (g) The indemnification provided in this Article 9 shall be the sole and exclusive remedy after the Closing Date for damages available to the parties to this Agreement for breach of any of the terms, conditions, representations or warranties contained herein or any right, claim or action arising from the transactions contemplated by this Agreement; provided, however, this exclusive remedy for damages does not preclude a party from bringing an action for (i) specific performance or other equitable remedy to require a party to perform its obligations under this Agreement or any Collateral Agreement or (ii) fraud or intentional misrepresentation.

         (h) Notwithstanding anything contained in this Agreement to the contrary, no party shall be liable to the other party for any indirect, special, punitive, exemplary or consequential loss or damage (including any loss of revenue or profit) arising out of this Agreement, provided, however, that the foregoing shall not be construed to preclude recovery by the Indemnified Party in respect of Losses directly incurred from Third Party Claims. Both parties shall mitigate their damages.

         (i) The rights to indemnification under this Section 9.3 shall not be subject to set-off for any claim by the Indemnifying Party against any Indemnified Party, whether or not arising from the same event giving rise to such Indemnified Party's claim for indemnification.

         9.4 General Procedures for Indemnification

         (a) The Indemnified Party seeking indemnification under this Agreement shall promptly notify the party against whom indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action, suit or proceeding by any Third Party, in respect of which indemnity may be sought hereunder and shall give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered material prejudice by such failure). If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party, then the Indemnifying Party shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within 20 days of receipt of notice from the Indemnified Party of the commencement of or assertion of any claim, action, suit or proceeding by a Third Party in respect of which indemnity may be sought hereunder (a "Third-Party Claim"), to assume the defense and control the settlement of such Third-Party Claim that (i) involves (and continues to involve) solely money damages, or (ii) involves (and continues to involve) claims for both money damages and equitable relief against the Indemnified Party that cannot be severed, where the claims for money damages are the primary claims asserted by the Third Party and the claims for equitable relief are incidental to the claims for money damages. If the Indemnifying Party has not acknowledged in writing its obligation to indemnify the Indemnified Party, then the Indemnified Party shall

                           Agere Systems Proprietary
have the right to assume and control the defense or the settlement against such Third Party Claim. In the event that any party exercises its right to undertake any such defense against any Third Party Claim as provided above, then the other parties shall cooperate in such defense and make available at such cooperating party expense all witnesses, pertinent records, materials and information in such party's possession and control relating thereto as is reasonably required to by the party conducting the defense.

         (b) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending, as provided in this Agreement.

         (c) The Indemnifying Party, if it has assumed the defense of any Third-Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third-Party Claim without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement or judgment relates solely to monetary damages. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, enter into any compromise or settlement that (i) commits the Indemnified Party to take, or to forbear to take, any action, or (ii) does not provide for a complete release by such Third Party of the Indemnified Party. The Indemnified Party shall have the sole and exclusive right to settle any Third-Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third-Party Claim involves equitable or other non-monetary relief against the Indemnified Party, and shall have the right to settle any Third-Party Claim involving money damages for which the Indemnifying Party has not assumed the defense pursuant to this Section 9.4 with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

         (d) In the event an Indemnified Party shall claim a right to payment pursuant to this Agreement, such Indemnified Party shall send written notice of such claim to the Indemnifying Party; but failure to give such notice shall not relieve the Indemnifying Party of any liability hereunder (unless and to the extent that the Indemnifying Party has suffered prejudice by such failure). Such notice shall specify the basis for such claim, the amount thereof, if known, and the method of computation thereof, all with reasonable particularity and shall contain a reference to the provisions of this Agreement in respect of which such a claim shall have been incurred. Such notice shall be given promptly after the Indemnified Party becomes aware of the basis for each such a claim. The Indemnifying Party shall, within thirty (30) days after receipt of such notice of an indemnified Loss, and subject to the limitations set forth in Section 9.3,
(i) pay or cause to be paid to the Indemnified Party the amount of such Loss specified in such notice which the Indemnifying Party does not contest, or (ii) notify the Indemnified Party if it wishes to contest the existence or amount of part or all of such a Loss by stating with particularity the basis upon which it contests the existence or amount thereof.

10. Miscellaneous Provisions

                           Agere Systems Proprietary

         10.1 Notices

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if (i) mailed by certified or registered mail, return receipt requested, (ii) sent by Federal Express or other express carrier, fee prepaid, (iii) sent via facsimile with receipt confirmed, or (iv) delivered personally, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

         If to Seller, to:  Agere Systems Inc.
                            Attn: Executive Vice President,
                            Infrastructure Systems
                            1110 American Parkway NE
                            Allentown, PA 18109
                            United States of America
                            Facsimile:  (610) 712-5336

         With a copy to:    Agere Systems Inc.
                            Attn: Vice President - Law
                            1110 American Parkway NE
                            Allentown, PA 18109
                            United States of America
                            Facsimile:  (610) 712-1450

         If to Buyer, to:   TriQuint Semiconductor, Inc.
                            Attn: Chief Financial Officer
                            2300 NE Brookwood Parkway
                            Hillsboro, OR 97124
                            United States of America
                            Facsimile:  (503) 615-8904

         With a copy to:    Ater Wynne LLP
                            Attn: Brenda L. Meltebeke
                            222 SW Columbia, Suite 1800
                            Portland, OR 97201
                            United States of America
                            Facsimile:  (503) 226-0079

         10.2 Expenses

         Except as otherwise provided in this Agreement, each party to this Agreement will bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

                           Agere Systems Proprietary

         10.3 Entire Agreement; Modification

         The agreement of the parties, which consists of this Agreement, the Schedules and Exhibits hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement, including the Confidentiality Agreement. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby, and in accordance with Sections 11.3 and 11.4.

         10.4 Assignment; Binding Effect; Severability

         This Agreement may not be assigned by any party hereto without the other party's written consent; provided, that Buyer may transfer or assign in whole or in part to one or more Buyer Designees its the right to purchase all or a portion of the Purchased Assets, but no such transfer or assignment will relieve Buyer of its obligations hereunder. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to either party, in which event the parties shall use reasonable commercial efforts to arrive at an accommodation that best preserves for the parties the benefits and obligations of the offending provision.

         10.5 Governing Law

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS PERFORMED ENTIRELY WITHIN THAT STATE, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF NEW YORK, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

         10.6 Consent to Jurisdiction

         Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and each agrees that no such action, suit or proceeding relating to this Agreement or any transaction contemplated hereby shall be brought by it or any of its Affiliates except in such courts). Buyer further agrees, and Seller further agrees, that service of any process, summons, notice or document by U.S. registered mail to such person's respective address set

                           Agere Systems Proprietary
forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Buyer and Seller irrevocably and unconditionally waives (and agrees not to plead or claim), any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         10.7 Waiver of Jury Trial

         Each party hereby waives, and agrees to cause each of its Affiliates to waive, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party (i) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 10.7.

         10.8 Execution in Counterparts

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.9 Public Announcement

         Prior to the signing of this Agreement, Seller and Buyer shall prepare a mutually agreeable release announcing the transaction contemplated hereby. Except for such press release, neither Seller nor Buyer shall, without the approval of the other, make any press release or other announcement concerning the existence of this Agreement or the terms of the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by Law, in which case the other party shall be advised and the parties shall use their reasonable commercial efforts to cause a mutually agreeable release or announcement to be issued; provided, however, that the foregoing shall not preclude communications or disclosures necessary to comply with accounting, stock exchange or federal securities or labor relations Law disclosure obligations.

                           Agere Systems Proprietary

         10.10 No Third-Party Beneficiaries

         Nothing in this Agreement, express or implied, is intended to or shall
(a) confer on any Person other than the parties hereto and their respective successors or assigns any rights (including Third-Party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement or (b) constitute the parties hereto as partners or as participants in a joint venture. This Agreement shall not provide Third Parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement. Nothing in this Agreement shall be construed as giving to any Business Employee, or any other individual, any right or entitlement to employment or continued employment or any right or entitlement under any Benefit Plan, policy or procedure maintained by Seller, except as expressly provided in such Benefit Plan, policy or procedure. No Third Party shall have any rights under Section 502, 503 or 504 of ERISA or any regulations thereunder because of this Agreement that would not otherwise exist without reference to this Agreement. No Third Party shall have any right, independent of any right that exists irrespective of this Agreement, under or granted by this Agreement, to bring any suit at law or equity for any matter governed by or subject to the provisions of this Agreement.

11. Termination and Waiver

         11.1 Termination

         This Agreement may be terminated at any time prior to the Closing Date by:

         (a) Mutual Consent. The mutual written consent of Buyer and Seller;

         (b) Failure of Buyer Condition. Buyer upon written notice to Seller if any of the conditions to the Closing set forth in Section 8.2 shall have become incapable of fulfillment and shall not have been waived in writing by Buyer;

         (c) Failure of Seller Condition. Seller upon written notice to Buyer if any of the conditions to the Closing set forth in Section 8.3 shall have become incapable of fulfillment and shall not have been waived in writing by Seller;

         (d) Court or Administrative Order. Buyer or Seller if (i) there shall be in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby or (ii) if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited;

         (e) Delay. Buyer or Seller if the Closing shall not have occurred by January 15, 2003;

                           Agere Systems Proprietary
provided, however, that the party seeking termination pursuant to clause (b),
(c) or (e) is not then in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

         11.2 Effect of Termination

         In the event of the termination of this Agreement in accordance with
Section 11.1, this Agreement shall become void and have no effect, without any liability on the part of any party or its directors, officers or stockholders, except for the obligations of the parties hereto as provided in Article 6 relating to the obligations of Buyer and Seller to keep confidential certain information, Section 10.2 relating to certain expenses, Section 10.9 relating to publicity and this Section 11.2. Nothing in this Section 11.2 shall be deemed to release either party from any liability for any willful and material breach of any obligation or covenant hereunder.

         11.3 Waiver of Agreement

         Any term or condition hereof may be waived and at any time prior to the Closing Date by the party hereto which is entitled to the benefits thereof by action taken by its Board of Directors or its duly authorized officer or employee, whether before or after the action of such party; provided, however, that such action shall be evidenced by a written instrument duly executed on behalf of such party by its duly authorized officer or employee. The failure of either party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision nor shall it in any way affect the validity of this Agreement or the right of such party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         11.4 Amendment of Agreement

         This Agreement may be amended with respect to any provision contained herein at any time prior to the Closing Date by action of the parties hereto taken by their Boards of Directors or by their duly authorized officers or employees, whether before or after such party's action; provided, however, that such amendment shall be evidenced by a written instrument duly executed on behalf of each party by its duly authorized officer or employee.

                           Agere Systems Proprietary

         IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officer as of the date first written above.

                                       AGERE SYSTEMS INC.



                                       By:    /s/ Gregory L. Waters
                                           ------------------------------------
                                       Name:  Gregory L. Waters
                                       Title: Senior Vice President


                                       TRIQUINT SEMICONDUCTOR, INC.



                                       By:    /s/ Ralph Quinsey
                                           ------------------------------------
                                       Name:  Ralph Quinsey
                                       Title: President & CEO




                           Agere Systems Proprietary